UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Xenia Hotels & Resorts, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 5, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc. (“Xenia”) to be held at W Nashville, 300 12th Avenue S, Nashville, Tennessee 37203, on Tuesday, May 17, 2022, at 8:00 a.m., local time. Due to the continued public health impact of COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.

At the Annual Meeting you will be asked to (a) elect nine directors to our Board of Directors, (b) approve, on an advisory and non-binding basis, the compensation of our named executive officers as described in our proxy materials (“say-on-pay”), (c) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and (d) transact any other business as properly may come before the Annual Meeting or any postponement or adjournment thereof.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may submit your proxy or voting instructions via the internet or by telephone, which will ensure your shares are represented at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form. If you do attend the Annual Meeting, you may revoke your proxy should you wish to vote in person.
Important Note: If you plan to attend the Annual Meeting, you must obtain an admission ticket by registering no later than Friday, May 13, 2022. To register, follow the instructions provided on page 60 of the proxy statement. You must bring your admission ticket and a valid, government-issued photo identification in order to gain access to the Annual Meeting.
We thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Marcel Verbaas Chairman and Chief Executive Officer

XENIA HOTELS & RESORTS, INC.
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2022

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (“Xenia”), will be held at W Nashville, 300 12th Avenue S, Nashville, Tennessee 37203, on Tuesday, May 17, 2022, at 8:00 a.m., local time, for the following purposes:
1.To consider and vote upon the election of nine directors who will each hold office until the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualifies;
2.To consider and vote, on an advisory and non-binding basis, upon a resolution approving the compensation of Xenia's named executive officers as described in our proxy materials (“say-on-pay”);
3.To consider and vote upon the ratification of the appointment of KPMG LLP as Xenia’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.To transact any other business as properly may come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on March 31, 2022 are entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
Due to the continued public health impact of COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.

In seeking to conserve natural resources and reduce costs, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials free of charge over the internet.

By Order of the Board of Directors

Taylor C. Kessel Corporate Secretary

Orlando, Florida
April 5, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2022:

The proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2021 are available free of charge at www.proxyvote.com.
The Board of Directors urges you to authorize proxies to vote your shares by telephone or via the internet prior to the Annual Meeting or to obtain an admission ticket and vote in person at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form.

PROXY SUMMARY

This summary highlights some of the topics discussed in this proxy statement. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire proxy statement before casting your vote.

GENERAL INFORMATION

Meeting:	Annual Meeting of Stockholders	Stock Symbol:	XHR
Date:	Tuesday, May 17, 2022	Exchange:	New York Stock Exchange
Time:	8:00 a.m.	Common Stock Outstanding:	114,353,273
Location:	W Nashville	State of Incorporation:	Maryland
	300 12th Avenue S	Exchange Listed Public Company Since:	2015
	Nashville, Tennessee 37203	Corporate Website:	www.xeniareit.com
Record Date:	March 31, 2022	Investor Relations Website:	investors.xeniareit.com
The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this proxy statement.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposal	Proposal Summary	Board Recommendation	Page
Proposal 1	Election of Directors	FOR each Director Nominee	13
Proposal 2	Non-binding, advisory vote to approve named executive officer compensation (“say-on-pay”)	FOR	54
Proposal 3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022	FOR	55

Our Directors
We believe our Board membership is both balanced and diverse in experience, professional background, areas of expertise and perspectives (shown below). For more information about our Board, please see “Article II: Corporate Governance - Our Board of Directors.”

				Committee Membership*****
Name	Age	Years on Board	Independent	Audit	Compensation	Nominating and Corporate Governance	Executive
Marcel Verbaas *	52	7					C
Dennis D. Oklak**	68	7	✓	M			M
John H. Alschuler	73	7	✓		M	M
Keith E. Bass	57	7	✓		M
Jeffrey H. Donahue***	75	7	✓	M
Thomas M. Gartland	64	7	✓		C		M
Beverly K. Goulet	67	7	✓	C		M	M
Arlene Isaacs-Lowe****	62	0	✓			M
Mary E. McCormick	64	7	✓			C	M
Terrence Moorehead	59	1	✓	M
*     = Chairman of the Board
**     = Lead Director
***     = Mr. Donahue will not be standing for election at the 2022 Annual Meeting.
****     = Ms. Isaacs-Lowe was appointed to the Board on March 14, 2022.
*****     = Committee membership as of the date of this proxy statement.
C    = Chairperson
M    = Member

Board Composition of Directors Standing for Election in 2022

We believe our Board has diversity of experience, qualifications, attributes and skills, as reflected in the summary below. For more information about the qualifications and experience of each of our directors standing for election at the 2022 Annual Meeting, please see “Article II: Corporate Governance — Directors Standing for Re-Election".

Board of Directors Experience
Our Board brings extensive experience and a diverse skill set to the Company, including the following:
As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives, which includes skill sets, background, gender, race, ethnicity and experience. See “Article II: Corporate Governance — Board Committees” for additional details.
Governance Highlights
Strong Corporate Governance Practices
We are committed to maintaining strong corporate governance practices. Since our listing in 2015, we have implemented corporate governance best practices and improvements as highlighted below and we continue to seek feedback from all stakeholders as we evolve our governance profile.

✓	Adopted proxy access	✓	Stockholders have the right to amend the Company's bylaws

✓	Majority voting standard for director elections	✓	Common stock is the only class of voting security outstanding

✓	All of our directors stand for election each year	✓	Anti-hedging and anti-pledging policies

✓	8 of 9 directors standing for re-election are independent	✓	Executive and director stock ownership guidelines

✓	Executive sessions of independent directors held at each regularly scheduled board meeting and chaired by the Lead Director	✓	Opted out of all provisions of the Maryland Unsolicited Takeover Act (“MUTA”)

✓	All Audit Committee members are financial experts	✓	Robust succession planning for senior management

✓	Annual Board and committee self-evaluations	✓	Clawback policy

✓	Oversight of risk by the Board and select committees	✓	No poison pill

✓	The Audit, Compensation and Nominating and Corporate Governance committees include only independent directors	✓	We publish an annual Corporate Responsibility Report available on our website at www.xeniareit.com/corporate-responsiblity
Strategy and Our Board
We believe it is important to the success of our Company that our Board review the Company’s strategic framework and direction. Our Board regularly meets with members of the senior management team to consider our current and future strategies to meet our corporate objectives designed to maximize long-term stockholder value. In 2021, our Board met seven times and discussed both short- and long-term strategies related to the continued impact of COVID-19 on the Company’s business.
Investor Outreach
We regularly engage with our investors on a variety of matters, which we believe is a strong corporate governance practice. In 2021, we reached out to, met with or engaged directly with more than 65% of the investors that owned our common stock as of June 30, 2021, and we continue to engage with additional stockholders on an ongoing basis.
Environmental, Social and Community Matters
We are committed to supporting the communities in which our properties are located. We also enable our employees to support the communities in which they live through our charitable organization spotlight program. We encourage our employees to give back to their communities in various ways, including regular team building events that benefit charities and through serving on charitable organization boards. Each year we invite several charitable organizations to visit our Company headquarters in order to share their purpose and needs with our employees. This program highlights altruistic opportunities in which our employees can and do participate. In 2019, we published our first Corporate Responsibility Report and in early 2020 we adopted and published our Enterprise Environmental Policy, Human Rights and Labor Rights Policy, and Supplier/Vendor Code of Conduct. In 2021, we published two updated Corporate Responsibility Reports disclosing key environmental sustainability metrics and other notable items, including our first Task Force on Climate-Related Financial Disclosures (“TCFD”) report to more specifically address climate-related risks to our business. We have also committed to setting intensity metric reduction targets in 2022 for achievement by 2030. These reports and policies can all be found on our website at www.xeniareit.com/corporate-responsibility.
Compensation Highlights
Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company to maximize stockholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices.

The Company’s compensation guiding principles are as follows:
✓    We pay for performance. We utilize multiple performance measures across various performance periods. In order to earn any of the outstanding performance-based equity awards that are measured by absolute total stockholder return we must achieve at least a six percent annualized total stockholder return.
✓    We balance short-term and long-term incentives. Annual cash bonuses and long-term equity awards comprise a significant portion of our named executive officers' ("NEOs") overall target compensation.

✓    We align our NEOs' compensation with stockholders' interests. Our NEOs' compensation aligns with stockholders' interests, which means the granting of performance-based equity awards that are tied to total stockholder return on both a relative and absolute basis.
✓    We maintain a clawback policy. Our clawback policy allows for the recovery of amounts inappropriately paid in the event of a restatement of our financial statements.

✓    Payments pursuant to our NEOs' severance agreements are subject to a "double trigger." Any change in control cash payments pursuant to severance agreements with our NEO's are subject to a "double trigger."
✓    We do not have tax gross-ups. We do not provide tax gross-ups on any severance, change-in-control or other payments.
As a result of the sudden and material impact of the COVID-19 pandemic on the Company, the Compensation Committee made certain one-time changes in mid-2020 to the long-term equity grants made in March 2020 prior to the onset of the COVID-19 pandemic. In 2021, the Compensation Committee reverted to its prior long-term compensation format as utilized in 2016-2019, years during which the Company received an average say-on-pay approval rate of over 95%. Thus, the majority of the 2021 and 2022 long-term equity grants were made in the form of "at-risk" performance-based awards.

2021 Performance Highlights

In 2021, the Company continued its focus on maximizing liquidity and balance sheet flexibility in order to successfully manage through the downturn and be in a position to capitalize on opportunities during the ensuing recovery. As the year progressed, the Company reopened the last hotel closed due to the pandemic and the focus shifted to ramping up operations portfolio-wide and closing the RevPAR gap to 2019. In the beginning of 2021, the Company set forth strategic and capital structure planning goals, along with certain ESG initiative goals as more full described in "Article IV: Executive Compensation — Elements of Executive Compensation Program — Company Performance Goals", all of which were achieved in 2021.

The following is a summary of our achievements during the year.

~$1.0B
Total Liquidity

$500M
Issuance of Senior Notes

2024
No Debt Maturities Until 2024

Amended Corporate Credit Facilities with Waivers Through **Q1 2022** with relaxed covenants through mid-2023

Entered into agreements to sell **2** non-core hotels: **1** of which sold in 2021 and another in early 2022 for total gross proceeds of **~$41M**

Positioned the Company to payoff **$65M** in secured debt and acquire **W Nashville** in early 2022

OPPORTUNISTICALLY POSITIONED TO EXCEL AS THE COVID-19 RECOVERY TAKES HOLD

OBJECTIVES

» **Strategic Focus:**
- Uniquely positioned luxury and upper upscale hotels and resorts with a focus on top 25 lodging markets and key leisure destinations in the United States
- Geographic diversification and focus on Sunbelt locations
- Maintain liquidity & balance sheet flexibility

» **Key Initiatives:**
- Update long-term investment strategy
- Develop positioning strategies for key assets in our portfolio
- Focus on expense controls
- Thoroughly analyze the portfolio for ROI opportunities and plan and execute key capital projects
- Develop short- and medium-term capital structure plan to enhance liquidity, allow for future covenant compliance and maximize flexibility going forward

» **ESG:**
- Identify measurable goals, publish updated ESG report and introduce diversity and inclusion initiatives

RESULTS

» **Key Initiatives:**
- Achieved all Key Initiatives listed

» **Operations:**
- All but one of or hotels and resorts were open for the full year and by May 2021 **all** properties had resumed operations
- Captured leisure demand and achieved **positive** EBITDAre in March 2021 and **grew** cash flows through the end of the year
- Significantly closed the gap in RevPAR compared to 2019 results – Same-Property RevPAR in the 4th quarter was only **17.5%** below the level achieved in the 4th quarter of 2019 and ADR was **7.1%** higher than the same quarter in 2019
- Same-Property Hotel EBITDA margin exceeded 2019 levels in **both** the **3rd** and **4th** quarters of 2021
- Significantly improved financial performance, with Adjusted EBITDAre of **$108M** and Adjusted FFO per Share of **$0.28** for the year

» **Capital Improvements:**
- Completed two significant projects and made substantial progress on a third; **$31M** invested in total
- Evaluated a substantial number of projects that we expect to drive internal growth in future years

» **ESG Initiatives:**
- Published two updated ESG reports identifying measurable goals
- D&I training completed by **100%** of employees; began Diversity Talks series
- Increased Board **diversity**

XENIA HOTELS & RESORTS, INC.
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2022

The board of directors (the “Board of Directors” or the “Board”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (referred to herein as “Xenia,” “we,” “us” or the “Company”), solicits your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 17, 2022, beginning at 8:00 a.m., local time, at W Nashville, 300 12th Avenue S, Nashville, Tennessee 37203, and at any adjournments or postponements thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:
Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), we are primarily furnishing proxy materials to our stockholders via the internet, rather than mailing paper copies of the materials. Internet distribution of the proxy materials is designed to expedite receipt by stockholders, lower costs and reduce the environmental impact of the Annual Meeting.
This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2021, are available free of charge at www.proxyvote.com.
Beginning on or about April 5, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on March 31, 2022, which contained instructions on how to access and review proxy materials, including our proxy statement and our Annual Report for the fiscal year ended December 31, 2021, and how to submit proxies or voting instructions via the internet. On or about April 5, 2022, we also began mailing a full set of proxy materials to certain stockholders, including those who previously requested a paper copy of the proxy materials.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
1.    Q:    Why did I receive a notice in the mail regarding the internet availability of the proxy materials?

A:    The Board of Directors is delivering or providing access to proxy materials to its stockholders in connection with its solicitation of proxies to vote at the Annual Meeting and at any postponement or adjournment thereof. The SEC has adopted rules permitting the electronic delivery of proxy materials. In accordance with those rules, we have elected to provide access to our proxy materials, which include this proxy statement and our Annual Report for the fiscal year ended December 31, 2021 at www.proxyvote.com. We sent the Notice to our stockholders as of the close of business on March 31, 2022, the record date, directing them to a website where they can access the proxy materials and view instructions on how to authorize proxies to vote their shares over the internet or by telephone. Stockholders who previously indicated a preference for paper copies of our proxy materials received paper copies. If you received a Notice but would like to request paper copies of our proxy materials going forward, you may still do so by following the instructions described in the Notice.

Choosing to receive your proxy materials over the internet will help conserve natural resources and reduce the costs associated with the printing and mailing of the proxy materials to you. Unless you affirmatively elect to receive paper copies of our proxy materials in the future by following the instructions included in the Notice, you will continue to receive a Notice directing you to a website for electronic access to our proxy materials.

2.    Q:    When and where is the Annual Meeting?

A:    The Annual Meeting will be held at W Nashville, 300 12th Avenue S, Nashville, Tennessee 37203 on Tuesday, May 17, 2022 at 8:00 a.m., local time.

Due to the continued public health impact of the COVID-19 pandemic, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.

3.    Q:    What is the purpose of the Annual Meeting?

A:    At our Annual Meeting, stockholders will consider and vote upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of directors, the approval of a non-binding advisory resolution on the compensation of our named executive officers (“say-on-pay”), the ratification of KPMG LLP as our independent registered public accounting firm and the transaction of any other business as properly may come before the Annual Meeting or any postponement or adjournment thereof.

4.    Q:    How can I attend the Annual Meeting?

A:    Only stockholders of record and beneficial owners of Xenia common stock as of the close of business on March 31, 2022, the record date, or their duly authorized proxies, will be entitled to attend the Annual Meeting. To gain admittance, stockholders (or their proxies) must first obtain an admission ticket by registering no later than Friday, May 13, 2022. To register, follow the instructions provided on page 60 of this proxy statement. You must bring your admission ticket and a valid, government-issued photo identification (such as a valid driver’s license or passport) in order to gain access to the Annual Meeting. If you are a beneficial owner of Xenia common stock (as described in Question 6 below), you will need to obtain a legal proxy from your broker or other nominee in order to vote at the Annual Meeting (as described in Question 7 below).

For directions to the meeting location, please contact us at 407-246-8100.

Stockholders may be required to enter through a security check point before being granted access to the meeting. No cameras, recording devices, other electronic devices or large packages will be permitted at the Annual Meeting. Photographs and videos taken at the Annual Meeting by or at the request of Xenia may be used by Xenia, and by attending the Annual Meeting, you waive any claim or rights with respect to those photographs and their use.

Due to the continued public health impact of COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.

5.    Q:    What should I do if I receive more than one Notice or set of proxy materials?

A:    You may receive more than one Notice or set of proxy materials. For example, if you hold your shares in more than one brokerage account, or if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice or set of proxy materials. Please be sure to submit your proxy or voting instructions for each account in which you hold shares.

6.    Q:     What is the difference between holding shares as a record holder versus a beneficial owner?

A:    Many Xenia stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders: If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record as of the record date, you have the right to grant your voting proxy directly to Xenia's designated proxy holders or to vote in person at the Annual Meeting.

Beneficial Owners: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice (or in some cases as described above, a full set of proxy materials) is being forwarded to you automatically, along with instructions from your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or other nominee has provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to discretionary items but not with respect to non-discretionary items. See Question 10 below for more information about broker non-votes.

7.    Q:    Who can vote and how do I vote?

A:    Only stockholders as of the close of business on March 31, 2022, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please authorize a proxy to vote your shares as soon as possible, even if you plan to attend the Annual Meeting in person.

If you are a record holder, you may submit your proxy or voting instructions via the internet or by telephone, which will ensure your shares are represented at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form. If you attend the Annual Meeting, you may revoke your proxy should you wish to vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Your attendance at the Annual Meeting is not sufficient in and of itself to vote or revoke your proxy.

Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will provide instructions for doing so. Beneficial owners who wish to vote at the Annual Meeting must first obtain a legal proxy from their broker, bank or other nominee, giving the beneficial owner the right to vote the shares at the meeting and present such legal proxy at the Annual Meeting.

To attend and vote at the Annual Meeting, all stockholders must also register by Friday, May 13, 2022, as described on page 60 of this proxy statement.

For further instructions on voting, see the Notice or proxy card. If you authorize a proxy by telephone, via the internet or by returning your proxy card/voting instructions, the shares represented by the proxy will be voted in accordance with your instructions.

8.    Q.    What are my voting choices and how many votes are required for approval or election?

A:    In the vote on the election of director nominees identified in this proxy statement to serve until the 2023 annual meeting of stockholders and until their respective successors have been duly elected and qualify, stockholders may (1) vote for specific nominees; (2) vote against specific nominees; or (3) abstain from voting for any specific nominees. Under our bylaws, to be elected in an uncontested election, director nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. Shares of common stock not voted (whether by abstention, broker non-vote or otherwise) will not be counted as a vote cast for or against a nominee’s election. If an incumbent director were to fail to be re-elected by a majority of votes cast, that director would be required under our Corporate Governance Guidelines to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action is recommended. The Board is required to act on the offer to resign 90 days after the election results are certified and promptly and publicly disclose its decision and rationale. The Board of Directors unanimously recommends a vote FOR each of the nominees. In the say-on-pay advisory vote, stockholders may (1) vote to approve the resolution; (2) vote against the resolution; or (3) abstain from voting on the resolution. The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to approve the non-binding advisory resolution on the compensation of our named executive officers. Although the advisory vote on Proposal 2 is non-binding, as provided by law, the Board of Directors and the Compensation Committee will review the results of the vote and will take it into account in making future determinations concerning executive compensation. The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company's named executive officers. In the vote on the ratification of the appointment of KPMG LLP as Xenia’s independent registered public accounting firm for fiscal year 2022, stockholders may (1) vote for the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022 will require the affirmative vote of a majority of the votes cast at the Annual Meeting; however, stockholder ratification is not required to authorize the appointment of KPMG LLP as our independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.

9.    Q:    What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?

A:    Because a majority of all the votes cast at the Annual Meeting is required to elect a director and each of our directors is running unopposed, an “abstain” vote will have no effect on the outcome of the election of directors. Because an “abstain” vote is not considered a vote “cast” and the affirmative vote of a majority of the votes cast at the Annual Meeting will be required for the stockholders to approve the say-on-pay advisory vote and the ratification of KPMG LLP as Xenia's independent registered public accounting firm for the fiscal year 2022 an “abstain” vote will not have any impact on the outcome of those proposals.

10.    Q:    What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A:    A “broker non-vote” will occur with respect to any proposal that is a non-discretionary item if you are the beneficial owner of shares held by a broker or other custodian and you do not provide the broker or custodian with voting instructions with respect to such proposal. This is because under applicable New York Stock Exchange (“NYSE”) rules, a broker or custodian may not vote on these matters without instruction from the underlying beneficial owner. Because the ratification of auditors is considered a discretionary item for which a broker or other custodian may vote shares that are held in the name of a broker, bank or other nominee and which are not voted by the applicable beneficial owners, we do not expect to receive any broker non-votes with respect to this proposal. Except for the ratification of auditors, all of the proposals described in this proxy statement are non-discretionary items. A "broker non-vote" is not considered a vote "cast" and will not have any effect on the outcome of the election of directors and the say on pay advisory vote.

11.    Q:    Who counts the votes?

A:    Broadridge Financial Solutions, Inc. will count the votes. The Board of Directors has appointed Broadridge Financial Solutions, Inc., or an authorized third-party engaged by Broadridge Financial Solutions, Inc., to serve as the inspector of elections.

12.    Q:    Revocation of proxy: May I change my vote after I return my proxy?

A:    Yes, you may revoke your proxy if you are a record holder by filing written notice of revocation with Xenia’s corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801 or by voting in person at the Annual Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

13.    Q:    What if I submit a proxy but do not specify a choice for a matter?

A:    Unless you indicate otherwise, the persons named as proxies will vote your shares FOR all of the nominees for director named in this proxy statement, FOR the say-on-pay proposal, and FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.

14.    Q:    What constitutes a quorum?

A:    Presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received with matters marked with abstentions, or that contain broker non-votes, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

15.    Q:    Where can I find the voting results of the Annual Meeting?

A:    We will publish final results on a Current Report on Form 8-K within four business days after the Annual Meeting.

16.    Q:    Who will pay the costs of soliciting these proxies?

A:    We will bear the entire cost of solicitation of proxies, including costs incurred in connection with preparation, assembly, printing and mailing of the Notice, this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Xenia common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Xenia common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

We have hired Georgeson Inc. to assist in the solicitation of proxies at a base fee of $8,000, plus additional amounts, which will vary depending upon the extent of services actually performed by Georgeson Inc., plus reimbursement for reasonable out-of-pocket expenses.

17.    Q:    What happens if additional matters are presented at the Annual Meeting?

A:    Other than the three proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Marcel Verbaas and Barry A.N. Bloom, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

18.    Q:    How many shares of common stock are outstanding? How many votes do I have?

A:    As of the close of business on March 31, 2022, the record date for the Annual Meeting, there were 114,353,273 shares of our common stock outstanding and entitled to vote. Each stockholder will be entitled to one vote for each share of Xenia common stock held as of the record date.

19. Q:    What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2023 annual meeting of stockholders and identified in our form of proxy relating to the 2023 annual meeting?

A:    The deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is December 6, 2022. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

20. Q:    What is the deadline under our current bylaws for stockholders to nominate persons for election to the Board of Directors or propose other matters to be considered at our 2023 annual meeting of stockholders?

A:    Our proxy access bylaw permits an eligible stockholder (or group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting the greater of two director nominees or director nominees constituting up to 20% of the total number of directors then serving on the Board of Directors, if the nominating stockholder(s) and nominee(s) satisfy the requirements specified in the bylaws.

Stockholders who wish to nominate persons for election to our Board of Directors or propose other matters to be considered at our 2023 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our current bylaws, no earlier than November 6, 2022 and no later than 5:00 p.m., Eastern Time, on December 6, 2022. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2023.

21.    Q:    How do I submit a potential director nominee for consideration by the Board of Directors for nomination?

A:    You may submit names of potential director nominees for consideration by the Nominating and Corporate Governance Committee for nomination by our Board of Directors at the 2023 annual meeting of stockholders. Your submission should be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801. See "Article II: Corporate Governance — Board Committees — Nominating and Corporate Governance Committee” for information on the nomination process used by our Nominating and Corporate Governance Committee and our Board of Directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our Board of Directors at the 2022 Annual Meeting. The deadline to submit a potential director nominee for consideration by our Board of Directors for nomination at the 2023 annual meeting of stockholders is December 1, 2022.

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 annual meeting of stockholders. Stockholders may obtain our proxy statement

(and any amendments and supplements thereto) and other documents as and when filed by the Company without charge from the SEC’s website at www.sec.gov.

ARTICLE II: CORPORATE GOVERNANCE
PROPOSAL 1 - ELECTION OF DIRECTORS

Xenia’s charter and bylaws provide that the Board of Directors may establish, increase or decrease the number of directors, but the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”) nor more than fifteen. At present, the number of members of the Board of Directors is fixed at ten and will be reduced to nine as of the election of directors at the Annual Meeting.

In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Marcel Verbaas, Dennis D. Oklak, John H. Alschuler, Keith E. Bass, Thomas M. Gartland, Beverly K. Goulet, Arlene Isaacs-Lowe, Mary E. McCormick and Terrence Moorehead to stand for re-election to the Board of Directors. In light of the Company’s director retirement policy set forth in its Corporate Governance Guidelines, the Board has not nominated Jeffrey H. Donahue for re-election to the Board at the Annual Meeting. Each of the foregoing has been nominated to hold office until the 2023 annual meeting of stockholders and until their respective successors have been duly elected and qualify. Unless otherwise instructed by the stockholder, the proxy holders will vote the shares represented by such proxy for the election of the nominees named in this proxy statement.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may designate a substitute nominee or substitute nominees (in which event proxy holders will vote for the election of such substitute nominee or nominees). Alternatively, the Board of Directors may reduce the size of the Board of Directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the Board of Directors.

✓
The Board of Directors unanimously recommends that the stockholders vote “FOR” each of Marcel Verbaas, Dennis D. Oklak, John H. Alschuler, Keith E. Bass, Thomas M. Gartland, Beverly K. Goulet, Arlene Isaacs-Lowe, Mary E. McCormick, and Terrence Moorehead as directors to serve and hold office until the 2023 annual meeting of stockholders and until their respective successors have been duly elected and qualify.

OUR BOARD OF DIRECTORS
Set forth below is information regarding the business experience of each of our directors who are standing for election at the 2022 Annual meeting that has been furnished to us by each respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the Board to conclude that the director is qualified and should serve as a director of Xenia.
Directors Standing for Re-Election
Marcel Verbaas (age 52) is our Chairman and Chief Executive Officer. Previous to this role, Mr. Verbaas served as President and Chief Executive Officer with Xenia or its affiliated entities from 2007 until November 2017. Mr. Verbaas has also served on the Board since our listing on the NYSE in February 2015 and was elected Chairman in November 2017. From December 2004 until the successful sale of the company in April 2007, Mr. Verbaas was Senior Vice President and Chief Investment Officer for CNL Hotels & Resorts, Inc., a real estate investment trust ("REIT"). In that capacity, he was responsible for the company’s investment activities, acquisitions and dispositions. Mr. Verbaas served as Senior Vice President and Chief Investment Officer for CNL Retirement Corporation from June 2003 to December 2004, during which time he oversaw more than $2.5 billion in acquisitions in the senior housing and medical office segments. From 2000 to 2003, Mr. Verbaas held the positions of Vice President of Real Estate Finance and Senior Vice President of Project Finance with CNL Hospitality Corporation, the former advisor to CNL Hotels and Resorts, Inc. Prior to joining CNL in 2000, Mr. Verbaas served as Director of Corporate Finance for Stormont Trice Development Corporation, a private hotel development company. Mr. Verbaas also held positions in real estate finance with GE Capital Corporation and Ocwen Financial Corporation where he primarily focused on the financing of lodging properties. Mr. Verbaas received his Master’s Degree in Business Economics from Erasmus University of Rotterdam, The Netherlands.
Mr. Verbaas’ qualifications to serve on our Board of Directors include his more than 25 years of experience in the lodging industry and his general expertise in real estate operations and finance. Further, the Board of Directors also values his executive leadership as Chairman of our Board and the way his additional role as our Chief Executive Officer brings management's perspective to Board deliberations providing valuable information about the status of our day-to-day operations.

Dennis D. Oklak (age 68) has served on the Board since our listing on the NYSE in February 2015 and currently serves as Lead Director. Mr. Oklak served as Chief Executive Officer of Duke Realty Corporation, a publicly traded REIT focused on industrial and office properties, from April 2004 through December 2015, and served as Director from April 2004 and Chairman of the board of directors of Duke Realty Corporation from 2005 until April 2017. Mr. Oklak serves as a Director of Tutor Perini Corporation, a publicly traded commercial contractor, where he has served since May 2017. He also serves as the Non-Executive Chair of the Board of Managers of ITR Concession Company LLC, lessee of the Indiana Toll Road. Mr. Oklak serves as Vice Chair of the Board of Directors of the Eskenazi Health Foundation. He holds a Bachelor’s degree from Ball State University.
Mr. Oklak contributes to the Board of Directors real estate industry, consulting, operations, development and executive leadership expertise, as well as finance, accounting and auditing expertise from his nine years as an accountant at Deloitte & Touche LLP prior to joining Duke Realty. The Board of Directors also values his experience as a chief executive officer and a public company director.

John H. Alschuler (age 73) has served on the Board since our listing on the NYSE in February 2015. Since 2022, Mr. Alschuler has served as the Executive Chair of ThermeUS, a designer and developer of advanced wellbeing resorts combining nature, technology and culture. Mr. Alschuler also currently serves as Lead Independent Director of SL Green Realty Corporation, an office property REIT focused on Manhattan real estate, where he has served as a Director since 1997 and as a Director for The Macerich Company, a mall REIT focused on regional malls throughout the United States, where he has served since May 2015. Mr. Alschuler served until December 2021 as the Chairman of HR&A Advisors Inc, a real estate, economic development and resiliency consulting firm. Mr. Alschuler served as Board Chair and is currently Emeritus Chair of Friends of the High Line Inc. He is also an Adjunct Associate Professor at Columbia University, teaching real estate development at the Graduate School of Architecture, Planning & Preservation and a Board Member of Center for an Urban Future. Mr. Alschuler received a Bachelor’s degree from Wesleyan University and an EdD degree from the University of Massachusetts at Amherst.

Mr. Alschuler brings to our Board of Directors extensive knowledge of commercial real estate and an expertise in intergovernmental relations. The Board of Directors also values Mr. Alschuler’s experience as a public company director.

Keith E. Bass (age 57) has served on the Board since our listing on the NYSE in February 2015. Since 2020, Mr. Bass has served as the Chief Executive Officer of Mattamy Homes US, the largest privately owned homebuilder in North America. Prior to this role, Mr. Bass served as President and Chief Executive Officer of WCI Communities, Inc., a lifestyle community developer and luxury homebuilder of single-and multi-family homes in Florida, from December 2012 until February 2017 and as a member of its board of directors from March 2012 until February 2017. Mr. Bass serves as a Director of Rayonier, Inc., where he has served since December 2017. From 2011 to November 2012, Mr. Bass was President of Pinnacle Land Advisors. From 2003 to 2011, Mr. Bass was an executive with The Ryland Group, and most recently, from 2008 to 2011, served as Senior Vice President of The Ryland Group and President of the South U.S. Region. From 2003 to 2008, Mr. Bass held the various titles at The Ryland Group of SE U.S. Region President, Orlando Division President and Vice President, Land Resources—SE U.S. Region. Prior to Ryland, Mr. Bass was President of the Florida Region of Taylor Woodrow from 1997 to 2003. He received a Bachelor’s degree in Business Administration from North Carolina Wesleyan College.

Mr. Bass brings to the Board of Directors significant executive management experience, including his extensive experience in the real estate industry. The Board of Directors also values Mr. Bass’s experience as a chief executive officer and a public company director.

Thomas M. Gartland (age 64) has served on the Board since our listing on the NYSE in February 2015. Mr. Gartland serves as Director and Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee of ABM Industries, Inc., a publicly traded provider of facility solutions, where he has served since October 2015. Mr. Gartland was President, North America for Avis Budget Group, a provider of vehicle rental services, from October 2011 through December 2014. Mr. Gartland served as Executive Vice President of Sales, Marketing & Customer Care at Avis Budget Group, Inc. from April 2008 through October 2011, as a senior executive of JohnsonDiversey, Inc. from 1994 to 2008, including most recently as President of the North American Region from 2002 to 2008, and at Ecolab, Inc. from 1980 to 1994, most recently as Vice President and Director of National Accounts. He received a Bachelor’s degree in Business Administration/Marketing from the University of St. Thomas in St. Paul, Minnesota.

Mr. Gartland brings to our Board of Directors a strong background in sales and significant senior executive and operations experience at major, multi-national companies, including a major company in the travel industry.
Beverly K. Goulet (age 67) has served on the Board since our listing on the NYSE in February 2015. Ms. Goulet served as Senior Vice President and Chief Integration Officer of American Airlines Group Inc. from February 2013 through November 2015 and Executive Vice President and Chief Integration Officer from December 2015 until her retirement from American Airlines in June 2017. Ms. Goulet serves as a Director of Rolls Royce PLC, where she has served since July 2017. Ms. Goulet also serves as a Director of Atlas Air Worldwide, where she has served since May 2021. Ms. Goulet served as Chief Restructuring Officer of American Airlines from 2011 to 2013, and as Vice President—Corporate Development and Treasurer from 2002 to 2013. As Chief Restructuring Officer, Ms. Goulet helped guide American Airlines through its restructuring under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining

American Airlines, Ms. Goulet practiced corporate and securities law for 13 years. She received a Bachelor’s degree and a Juris Doctor from the University of Michigan.

Ms. Goulet brings to the Board of Directors significant executive management and financial experience at a major company in the travel industry. The Board of Directors also values Ms. Goulet’s legal experience.

Arlene Isaacs-Lowe (age 62) has served on our Board since March 2022. Ms. Isaacs-Lowe currently serves as Special Advisor to the executive leadership team of Moody’s corporation ("Moody’s"), an American business and financial services company and provider of financial analysis software and services. She will continue in this role until her planned retirement from Moody’s in June 2022. Prior to her role as Special Advisor, from April 2017 to June 2021, Ms. Isaacs-Lowe served as the Global Head of Corporate Social Responsibility (CSR) for Moody’s Corporation from 2017 to 2021 and as President of the Moody’s Foundation during the same time frame. In that role, she championed the integration of environmental, social and governance (ESG) considerations across Moody’s to align with stakeholder capitalism and as drivers of long-term value. During her 24 year tenure with Moody’s, Ms. Isaacs-Lowe also served as the leader of the relationship management team responsible for Europe, the Middle East, and Africa and she also led business development and account management efforts for Moody’s Commercial Group. Prior to joining the Commercial Group in 2010, Ms. Isaacs-Lowe served as a Senior Vice President in the Financial Institutions Group from 2004 to 2010 and as a lead credit analyst from 1998 to 2004. Prior to joining Moody’s, Ms. Isaacs-Lowe held positions with Equinox Realty Advisors, LLC, MetLife, and West World Holding, Inc. Ms. Isaacs-Lowe currently serves as a non-executive director on the board of Compass PLC, a FTSE100 company and the leading provider of food and support services globally. Ms. Isaacs-Lowe received a degree in accounting from Howard University and also holds an MBA, summa cum laude, from Fordham University. She is a member of the New York State Society of CPAs, the New York State Society of Security Analysts, and the CFA Institute.

Ms. Isaacs-Lowe contributes to our Board of Directors through her extensive experience in credit markets, risk management, commercial real estate, and environmental, social and governance experience. The Board of Directors values her executive leadership experience and corporate social responsibility experience.

Mary E. McCormick (age 64) has served on the Board since our listing on the NYSE in February 2015. Ms. McCormick has extensive experience in real estate, capital markets and corporate governance and brings that expertise to Board discussions. Since 2017, Ms. McCormick has served as the Executive Director for the Center for Real Estate at The Ohio State University, where she is also a Senior Lecturer at The Fisher School of Business. From 2010 to 2016, Ms. McCormick was a Senior Advisor with Almanac Realty Investors, LLC. She served the Ohio Public Employees Retirement System from 1989 through 2005, where she was most recently responsible for directing the then $64 billion fund’s real estate investments. Ms. McCormick has held a number of leadership positions for a variety of national and regional real estate associations, including Chair of the Pension Real Estate Association. Ms. McCormick has served as a Director of EastGroup Properties, an industrial REIT, since 2005, as a Director of Broadstone Net Lease, a private REIT, from 2013 to 2016, and as a Director of Mid America Apartment Communities from 2006 to 2010. Ms. McCormick is a member of the Urban Land Institute, NAIOP, and the Pension Real Estate Association. She received a Bachelor’s degree and an MBA from The Ohio State University.

Ms. McCormick contributes to our Board of Directors through her extensive experience in real estate, capital markets and board governance. The Board of Directors values her leadership and public company director experience.

Terrence Moorehead (age 59) has served on the Board since May 2021. Since 2018, Mr. Moorehead has served as President and Chief Executive Officer and as a Director of Nature’s Sunshine Products, Inc. (“Nature’s Sunshine”), a publicly traded leading natural health and wellness company. Prior to joining Nature’s Sunshine, Mr. Moorehead held the role of Chief Executive Officer at Carlisle Etcetera LLC, from 2015 to 2018, and at Dana Beauty, Inc., from 2013 to 2015. From 1991 to 2013 he served in various leadership capacities at Avon Products, Inc., including, among other positions, as VP, Strategy and Digital- North America, President and Chairman of Avon Japan, President of Avon Canada, and General Manager of Avon Italy. Mr. Moorehead received his Masters of Business Administration from Columbia University and a Bachelor of Arts in Economics from Boston College.
Mr. Moorehead contributes to the Board of Directors operational, consumer products, and executive leadership expertise. The Board of Directors also values his experience as a chief executive officer and a public company director.
Family Relationships
There are no family relationships among any of our directors or executive officers.

Corporate Governance Profile and Board Leadership Structure
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•our Board of Directors is not classified, so each of our directors is subject to election annually;
•director elections are subject to a majority voting standard;
•any director nominee who receives more votes "against" than votes "for" must submit his or her written resignation offer to the Board;
•of the nine persons standing for re-election to our Board, our Board has determined that eight, or 89%, satisfy the listing standards for independence of the NYSE;
•our Board has determined that all members of the Audit Committee qualify as an “audit committee financial expert” as defined by the SEC;
•all members of the Audit, Compensation, and Nominating and Corporate Governance committees of the Board are independent of the Company and our officers and employees;
•we have opted out of the business combination provisions (provided that the business combination has been approved by the Board) and control share acquisition provisions of the MGCL;
•we have opted out of all provisions of the Maryland Unsolicited Takeover Act (“MUTA”);
•we have adopted a proxy access right for stockholders;
•stockholders have the right to amend our bylaws; and
•we do not have a stockholder rights plan.
Our Corporate Governance Guidelines provide that our Board of Directors shall select its chairperson and the Company’s chief executive officer in any way it considers to be in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of the chairperson and chief executive officer should be separate or combined. The Board and the Nominating and Corporate Governance Committee reviews this structure each year and has determined that it is in our best interest not to separate these positions. Mr. Verbaas, our Chief Executive Officer, was appointed Chairman of the Board and assumed the role effective November 2017. Mr. Verbaas possesses a detailed knowledge of our industry, as well as an understanding of both the opportunities and challenges we face. The Board thus believes that Mr. Verbaas is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the Company. The Board also believes that Mr. Verbaas’ combined role ensures clear accountability, enhances our ability to articulate our strategy and message to our employees, stockholders and business partners and enables decisive overall leadership.

To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent directors have designated an independent, non-employee director to serve as our Lead Director. The Lead Director helps to facilitate free and open discussion and communication among the independent, non-employee directors. We believe that regular meetings of independent directors, without management present, and permitting all directors to add items to the agenda of meetings of the Board and its committees mitigates the risk that having our Chief Executive Officer serve as our Chairman may cause management to have undue influence on the Board. The responsibilities of the Lead Director are set forth in our Corporate Governance Guidelines. Mr. Oklak was appointed Lead Director and assumed the role effective May 2021. The Board believes this current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the stockholders and the Company’s overall corporate governance. The Nominating and Corporate Governance Committee and the Board will periodically review the leadership structure to determine whether it continues to best serve the Company and its stockholders.

During the fiscal year ended December 31, 2021, our Board of Directors held seven meetings (and took action twice by unanimous written consent). The Audit Committee held five meetings, the Compensation Committee held seven meetings, the Nominating and Corporate Governance Committee held eight meetings and the Executive Committee did not meet. Other than Mr. Alschuler who was unable to attend two Board meetings over two consecutive days due to a death in the family, no other incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which such director served that were held during the period the director served in 2021. Additionally, all directors in the aggregate attended over 97% of the meetings held in 2021 and, other than Mr. Alschuler for the reasons stated earlier, all directors elected or appointed at the time attended our 2021 annual meeting of the stockholders.

Our non-management directors meet regularly in executive sessions of the Board and each committee without the presence of any members of management, with our Lead Director or the chair of the respective committee presiding over such sessions. Our directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the committees of which they are members and any meeting of stockholders.

Director Retirement Policy

Our Corporate Governance Guidelines include a director retirement policy, which requires any director upon attaining the age of seventy-five (75), and annually thereafter, to tender a letter of proposed retirement from the Board to the chairperson of the Board with such effective date of retirement to be at the first annual meeting of the stockholders held thereafter. The Board shall review the director’s continuation on the Board, and in light of all the circumstances, the Board shall accept such proposed retirement or request that the director continue to serve. A majority of the disinterested directors on the Board shall determine the acceptance of the proposed retirement or election to request that the director continue to serve.

In February 2021, the Board considered whether to grant a waiver of the mandatory retirement policy for a period of one year with respect to Mr. Donahue, who met the mandatory retirement age prior to the 2021 annual meeting of stockholders. The Board concluded that Mr. Donahue’s experience, skill set and record of active engagement as a Board member, his service on the Board since our listing on the NYSE and his contribution through the COVID-19 pandemic had been particularly valuable to the Company and its stockholders and would be difficult to replace. Accordingly, the Board concluded a one-year waiver of the mandatory retirement age policy for Mr. Donahue would be in the best interests of the Company and its stockholders. As a result, the Board nominated Mr. Donahue to serve as a director nominee at the 2021 annual meeting of stockholders, and he was elected to serve as a director until the 2022 Annual Meeting and until his respective successor is duly elected and qualifies. In light of the director retirement policy, the Board did not nominate Mr. Donahue to stand for re-election to the Board at the 2022 Annual Meeting.

Stockholder Engagement and Investor Outreach Program

Our Board is deeply engaged in the Company's strategic direction and performance. To that end, building and maintaining long-term relationships with our stockholders is a core goal of the Company and there is no higher priority than earning and keeping the trust of our stockholders as we build value for the long-term. Additionally, both management and the Board believe that engaging with our stockholders is a year-round priority. Furthermore, both management and the Board are committed to both proactive and reactive engagement; and we are determined to solicit feedback from our stockholders while also listening to any suggestions they might have to strengthen the long-term prospects of the Company. Thus, the Company regularly contacts representatives of large stockholders to conduct calls, meetings or property tours. In doing so, we provide a forum for discussions regarding the long-term strategy of value creation and feedback they might offer the Company. As a result, in 2021, the Company reached out to, met with or engaged directly with more than 65% of the investors that own our common stock, and we continue to engage with additional stockholders on an ongoing basis. These and other meetings have proved invaluable as a way to promote two-way dialogue with our stockholders regarding the Company's strategic vision for value creation; confirming the value of our stockholder-friendly governance structures and potential enhancements to our board composition and governance, our executive compensation program and alignment with a pay for performance model, our approach to sustainability, environmental and social responsibility matters and providing the Company with the opportunity to be responsive to stockholder feedback. The Board and management will continue this dialogue with our stockholders throughout the year and beyond. Given the Company's results on its say-on-pay vote held at the 2021 annual meeting of stockholders, the Chairman of the Compensation Committee along with the Lead Director, participated in numerous shareholder engagement meetings in 2021 and early 2022, all with a focus on the Company's executive compensation program. For more detail on these engagement meetings, including feedback received and certain actions taken by the Compensation Committee in response, please see "Article IV: Executive Compensation — Overview of Executive Compensation Program — 2021 Say-On-Pay Results and Investor Outreach".

Corporate Governance Developments

As a result of the Company’s ongoing annual stockholder engagement and investor outreach program described above and in furtherance of our goal to closely align our corporate governance structure with the interests of our stockholders, the Company has made a number of stockholder-friendly revisions to the Company’s corporate governance profile over time. These enhancements are outlined below.
MUTA Opt-Out
Opt-out of all Provisions of Maryland’s Unsolicited Takeovers Act
In 2017, our Board of Directors determined that it was in the best interest of the Company to opt out of all of the provisions of MUTA. To effect that decision, in 2017 we filed articles supplementary to our charter with the State Department of Assessments and Taxation of Maryland and at the 2018 annual meeting of the stockholders we submitted for stockholder approval another amendment to our charter to eliminate our specific election to be subject to Section 3-804(c) of the MGCL. The 2018 charter amendment proposal received the requisite stockholder approval at the 2018 annual meeting of stockholders, and we amended our charter and bylaws to complete our full opt-out of MUTA. We are not permitted to opt back into any provisions of MUTA without the approval of our stockholders by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Company entitled to vote generally in the election of directors of the Company.

November 2018
In November 2018, after extensive discussions in 2017 and 2018 with the Company’s institutional stockholders holding over 30% of the Company’s outstanding common stock (approximately 40% of all institutional holders), the Board adopted the following significant stockholder-friendly revisions to the Company’s corporate governance profile.
Stockholder Right to Proxy Access
We granted our stockholders a right to submit nominations for directors for inclusion in our proxy statement if both the stockholder proponents and their director nominees satisfy the requirements specified in our Company’s bylaws (our “bylaws”). This right is commonly known as “proxy access.” We adopted the “3/3/20/2 or 20” model for proxy access. A stockholder (or a group of up to 20 stockholders) owning at least 3% (including at least 0.1% by each group member) of the outstanding common stock for at least three years may submit director nominees (the greater of (i) two director nominees or (ii) up to 20% of the Board, rounded down) for inclusion in our proxy statement by satisfying the requirements specified in our bylaws. The Board believes the ownership thresholds outlined above enable stockholders that hold a meaningful stake in the Company for several years to propose director nominees to be included in the Company’s proxy materials.
Majority Voting Standard - Director Resignation Policy
We amended our bylaws to provide that in an uncontested election, each director nominee shall be elected by a majority of the total votes cast for and against such director nominee. In a contested election, each director nominee shall be elected by a plurality of votes cast. In connection with such bylaw amendment, the Board also amended its Corporate Governance Guidelines to establish procedures pursuant to which any director who is nominated for re-election to the Board but not elected by a majority of votes cast for and against such director shall offer his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the offer to resign, and the Board will make a decision within 90 days and report the decision via a press release or a filing with the SEC. Such amended Corporate Governance Guidelines can be found on the Investor Relations pages of the Company’s website.

Stockholder Right to Amend Bylaws

We granted our stockholders a right to propose amendments to adopt, alter or repeal our bylaws, or to make new bylaws. In doing so, we adopted a “1/1/5” model for bylaws amendments. A stockholder (or a group of up to 5 stockholders) owning at least 1% (0.1% for each group member) of the outstanding common stock for at least one year could propose amendments to adopt, alter or repeal our bylaws, or to make new bylaws, for inclusion in our proxy statement by satisfying the requirements specified in our bylaws. To amend the bylaws, the proposal must receive the affirmative vote of the holders of a majority of the outstanding shares of common stock pursuant to a binding proposal properly submitted to the stockholders for approval at a duly called annual or special meeting of stockholders. A stockholder proposal submitted under the bylaws could not, without the approval of the Board, alter or repeal, (i) Article XII of the bylaws regarding indemnification of directors and officers of the Company or (ii) Article XV of the bylaws regarding the procedures for amendment of the bylaws.
February 2020
Stockholder Right to Amend Bylaws
In February 2020, our Board of Directors determined that it was in the best interest of the Company to grant stockholders who satisfy the ownership requirements of Rule14(a)(8) of the Exchange Act the right to propose amendments to adopt, alter or repeal our bylaws, or to make new bylaws. Furthermore, the Board removed the Board’s exclusive right to approve amendments to Articles XII and XV of the bylaws.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers and non-employee directors to align the financial interests of our executive officers and non-employee directors with those of our stockholders. Pursuant to our guidelines, our executive officers and non-employee directors shall hold shares of our common stock having an aggregate value equal to or greater than the multiple of his or her base salary or annual base retainer, as applicable, as shown in the following table.

Executive Officers/Non-Employee Directors	Multiple of Base Salary/Annual Base Retainer
Chief Executive Officer	5X
Other Executive Officers	3X
Non-Employee Directors	5X

Shares of our common stock owned directly by our executive officers and non-employee directors, including restricted shares and shares deliverable upon settlement of restricted stock units, other than those restricted shares or restricted stock units that remain subject to performance-based vesting conditions, and LTIP Units (as defined in “Article II: Corporate Governance — Compensation of Directors — Equity Compensation” and “Article IV: Executive Compensation — Elements of Executive Compensation Program — Equity Compensation”) of XHR LP, our operating partnership (the “Operating Partnership”), other than those LTIP Units that remain subject to performance-based vesting conditions, count toward the executive officers’ and non-employee directors’ stock ownership goals. Shares owned indirectly will count toward an executive officer’s and non-employee director’s stock ownership goal if the executive officer or non-employee director has an economic interest in the shares. All executive officers and non-employee directors have five years after first becoming subject to the guidelines to attain the applicable ownership threshold. If an executive officer or non-employee director becomes subject to a greater ownership threshold, due to a promotion or an increase in his or her base salary or annual base retainer, as applicable, the executive officer or non-employee director is expected to meet the higher ownership threshold within three years. At the time of filing this proxy, all of our named executive officers and non-employee directors subject to the guidelines were in compliance with our stock ownership guidelines or are expected to meet the guideline within the five-year period.

During any time period in which an executive officer’s or non-employee director’s stock ownership goal has not been achieved, including during the five-year period to attain compliance with the ownership guidelines, the executive officer or non-employee director will be required to retain at least 75% of the “net shares” delivered through our equity incentive compensation plans. “Net shares” include shares of our common stock or units of our Operating Partnership and include those shares that are owned by the executive officer or non-employee director after shares are sold, swapped or traded to pay applicable withholding taxes. If the executive officer’s or non-employee director’s stock ownership goal is not attained by the end of the five-year period, the retention requirement shall be increased to 100%. Once an executive officer or non-employee director achieves his or her stock ownership goal, the retention restrictions no longer apply unless a disposition would cause the executive officer’s or non-employee director’s stock ownership to fall below his or her goal. In the event that there is a significant decline in our stock price that causes an executive officer’s or non-employee director’s holdings to fall below the applicable threshold, the executive officer or non-employee director will not be required to purchase additional shares to meet the threshold, but the executive officer or non-employee director shall not be permitted to sell or transfer any shares until the threshold has again been achieved.

Anti-Hedging and Anti-Pledging Policies

The Board has adopted an insider trading policy that contains restrictions on hedging and pledging securities issued by us or our Operating Partnership. With respect to hedging, directors, named executive officers, executive officers and employees are prohibited from engaging in any hedging or monetization transactions involving any securities issued by us or our Operating Partnership. With respect to pledging, directors, named executive officers, executive officers and employees are prohibited from holding securities issued by us or our Operating Partnership in a margin account or pledging these securities as collateral for a loan.
Clawback Policy
Our Board has adopted a policy which applies to our named executive officers and may be applied to other employees, as determined by the Board. In the event the Company is required to prepare an accounting restatement as a result of fraudulent, willful or grossly negligent misconduct, the Board will seek to recover any incentive compensation paid to any executive who engaged in such misconduct in the amount of the excess of the incentive compensation paid, awarded or otherwise due to such executive officer based on the erroneous financial data over the incentive compensation that would have been paid to such executive had it been based on the restated results, as determined by the Board in its sole discretion.

Environmental and Sustainability
Many of our hotels and resorts participate in a variety of environmental sustainability initiatives, such as energy monitoring and preservation, water conservation and waste reduction, mobile key implementation, and recycling. Our comprehensive energy-efficiency program is aimed not only at making our hotels and resorts more energy efficient and environmentally-friendly, but also at enhancing the profitability of our hotels and resorts and appealing to those customers who desire these aspects. Among these energy-efficiency programs are the use of solar energy to heat pools, retro-fitting incandescent lighting systems with new LED fixtures, installing guestroom “smart” thermostats that adjust room conditions based upon occupancy status, making central plant efficiency upgrades, installing low-flow toilet systems and recycling laundry water. Additionally, many of our hotels and resorts participate in the Clean the World program; a well-respected and highly recognized hospitality organization that sterilizes, recycles and remanufactures unused soap and bottled hygiene products, reducing the waste into landfills and providing aid worldwide. In 2019, we published our first Corporate Responsibility Report and in early 2020 we adopted and published our Enterprise Environmental Policy, Human Rights and Labor Rights Policy, and Supplier/Vendor Code of Conduct. In 2021, we published two Corporate Responsibility Reports disclosing additional key environmental sustainability metrics and other notable items, including our first Task Force on Climate-Related Financial Disclosures (“TCFD”) report to more specifically address climate-related risks to our business. We have also committed to setting intensity metric reduction targets in 2022 for achievement by 2030. These reports and policies can all be found on our website at www.xeniareit.com/corporate-responsibility.

We are committed to the continuous expansion of these practices as we continue to seek new environmental innovations and practices to implement across our portfolio. Our various hotel brands and operators are also aligned with us in their desire to advance environmental programs and practices. Together we are committed to improving energy efficiency and reducing the environmental impact of our hotels and resorts.

Corporate Citizenship, Community Impact and Diversity and Inclusion
The Company takes seriously its responsibility to invest in and strengthen the communities in which our properties are located and believes in giving back. In addition to supporting our operators in the communities in which our hotels and resorts are located, we have made a significant effort to embrace and support local charitable organizations in the Central Florida area, where our corporate office is located. Since our listing on the NYSE, at our employees’ request, we have invited over 30 different charitable organizations to visit our office and meet our employees. This has helped our employees volunteer and directly contribute to worthy causes within our local community. As a result of these initiatives, in 2017 the Company was awarded the Community Service Award by the Orlando Sentinel for its outstanding efforts and we were recognized as one of America’s Most Responsible Companies 2021 by Newsweek (https://www.newsweek.com/americas-most-responsible-companies-2021). Despite the limitations and challenges brought on by the continued impact of the COVID-19 pandemic, our employees furthered our community outreach program in 2021 through virtual events and we are planning for the return of in-person events in 2022.

As of December 31, 2021, our corporate workforce was comprised of approximately 38% women and 41% ethnic and racial minorities. We are very proud of our diverse workforce and believe that having such a diverse mix consisting of representation from numerous racial and ethnic backgrounds brings a unique perspective and enhances the way we work together as a team. We are committed to upholding an inclusive work culture that recognizes and celebrates our diversity. In 2021, to further strengthen our resolve on diversity, we introduced a diversity and inclusion program that will drive us from awareness to action through web-based learning modules, as well as XeniaTalks sessions which will allow our team to learn more about each others' culture and background.

Board Refreshment

Our Board of Directors is committed to active board refreshment to ensure optimal board structure, composition, and diversity. To meet this goal, the Nominating and Corporate Governance Committee focuses on obtaining a desired mix of skills, experience, perspective and diversity relevant to the Company’s overall strategies. In 2021, the Board appointed Mr. Moorehead to the Board of Directors and in 2022 the Board also appointed Ms. Isaacs-Lowe. Both Mr. Moorehead and Ms. Isaacs-Lowe will stand for election at the 2022 Annual Meeting of Stockholders. The appointments of Mr. Moorehead and Ms. Isaacs-Lowe were based on a robust search process utilizing the assistance of a search firm and the Board believes that both Mr. Moorehead and Ms. Isaacs-Lowe possess the desired skill sets and diversity traits that can best serve the Company and enhance the overall composition of the Board.

Director Onboarding

As new directors join our Board, each new director participates in a robust onboarding process facilitated by senior management team members including education on our industry, our operating partners and other important stakeholders, Company history, values and our strategic mission.

Succession Planning

Our Board of Directors, along with input from our Nominating and Corporate Governance Committee, regularly reviews succession planning for the Chief Executive Officer, other executive officers and key employees to cover emergency and other possible occurrences resulting in a vacancy in the position of Chief Executive Officer or other key management positions. In addition to succession planning for management positions, the Board, with input from our Nominating and Corporate Governance Committee, also administers our Board refreshment process and director succession planning.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process as well as strategic risks to the Company. At least annually, the Company’s executive officers who are responsible for the Company’s day-to-day risk management practices present to the Board a comprehensive report on the material risks to the Company, including cyber-risk, credit risk, liquidity risk, environmental and social risk and operational risk. At that time, the management team also reviews with the Board the Company’s risk mitigation policies and strategies specific to each risk that is identified. Throughout the year, management monitors the Company’s risk profile and updates the standing committees and the Board as new material risks are identified or as the aspects of a risk previously presented to the Board materially change. Our Board administers this oversight function directly, with support from its standing committees, each of which addresses risks within its respective areas of oversight. In particular and as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and, management of cyber-related risks in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and oversight of ethical conduct and monitors the effectiveness of our corporate governance and environmental and sustainability guidelines. The Compensation Committee is responsible for overseeing risks related to the Company’s compensation policies and practices.

Board Committees

Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The principal functions of each committee are briefly described below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee comply with the applicable listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, with respect to each of these committees and each of these committees is comprised exclusively of independent directors. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was formed by our Board of Directors in February 2015 following our listing on the NYSE. The Executive Committee was formed in June 2015.

Additionally, our Board may from time to time establish other committees or sub-committees to facilitate the Board’s oversight of management of the business and affairs of our company.

Audit Committee

Ms. Goulet and Messrs. Donahue, Moorehead and Oklak are the current members of the Audit Committee of the Board of Directors with Ms. Goulet serving as Chair. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. Each of the members of the Audit Committee is independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. Each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. Our Board has determined that each of the members of our Audit Committee is “financially literate” as that term is defined by the NYSE corporate governance listing standards. The Audit Committee has oversight responsibilities regarding:

•the integrity of our financial statements;

•our compliance with legal and regulatory requirements;

•the evaluation of the qualifications, independence and performance of our independent registered public accounting firm; and

•the design and implementation and performance of our internal audit function.

The Audit Committee is also responsible for, among other things:

•appointing, evaluating, compensating and overseeing an independent registered public accounting firm, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm and reviewing the adequacy of the auditing firm’s internal quality control procedures;

•preparing the audit committee report required by SEC regulations to be included in our proxy statement;

•reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;

•engagement, evaluation and compensation of the internal auditor;

•discussing our overall risk assessment and management, including major financial and cyber-risks; and

•reviewing and approving any transaction between us and a related person pursuant to our related person transaction policy.

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Overview — Corporate Governance — Audit Committee Charter”.

Compensation Committee

Messrs. Gartland, Alschuler and Bass are the members of the Compensation Committee of the Board of Directors with Mr. Gartland serving as Chair. Each of the members of the Compensation Committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The Compensation Committee is responsible for, among other things:

•annually reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation, setting our Chief Executive Officer’s compensation;

•reviewing and setting the compensation of our executive officers other than the Chief Executive Officer;

•reviewing and making recommendations to our Board of Directors regarding director compensation;

•reviewing and approving or recommending to our Board of Directors our incentive compensation and equity-based plans and arrangements;

•reviewing and discussing with management our Compensation Discussion & Analysis (“CD&A”) and considering whether to recommend to our Board of Directors that our CD&A be included in the appropriate filing;

•preparing the annual compensation committee report; and

•overseeing and periodically assessing material risks associated with our compensation structure, policies and programs generally for all employees, including our named executive officers.

The Compensation Committee has retained Ferguson Partners Consulting, L.P., formerly known as FPL Associates
L.P. (“FPC”) to serve as the Compensation Committee’s independent compensation consultant since our listing on the NYSE on February 4, 2015. FPC was engaged to assist the Compensation Committee with a variety of tasks, which for 2021 included, among other things, developing our public peer group, analyzing pay by both magnitude and structure across our peer group, evaluating our compensation programs for both executives and non-employee directors, providing market trends and information on best practices, and assisting with the design of our pay systems, which includes a long-term incentive program for our executives. FPC does not provide additional services to the Company other than those described herein. The Compensation Committee assessed the independence of FPC, including consideration of the independence factors specified in the NYSE listing standards, and concluded that no conflict of interest existed in 2021 that would prevent FPC from serving as an independent consultant to the Compensation Committee. The Compensation Committee retains its authority over, and is responsible for, all compensation decisions.

Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Overview — Corporate Governance — Compensation Committee Charter”.

Nominating and Corporate Governance Committee

Mmes. McCormick, Goulet, and Isaacs-Lowe and Mr. Alschuler are the members of the Nominating and Corporate Governance Committee of the Board of Directors with Ms. McCormick serving as Chair. Each of the members of the Nominating and Corporate Governance Committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying individuals qualified to become members of our Board of Directors and ensuring that our Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds, and recommending to the Board the nominees for election to the Board at annual meetings of stockholders;

•reviewing the committee structure of the Board of Directors and recommending directors to serve as members of each committee of the Board of Directors;

•developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to us and, from time to time, reviewing such guidelines and recommending changes to the Board of Directors for approval as necessary;

•overseeing the annual self-evaluations of the Board of Directors and its respective committees; and

•overseeing the environmental and sustainability initiatives of the Company.

Our Board of Directors has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Overview — Corporate Governance — Nominating and Governance Committee Charter”.

Selection of Director Nominees

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board of Directors those candidates to be nominated for election to the Board of Directors. The Nominating and Corporate Governance Committee will consider relevant experience, skills and knowledge as well as minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience, and an ability to work collegially with the other members of the Board of Directors. The Nominating and Corporate Governance Committee does not have a set policy for considering or weighing diversity in identifying nominees, however it will consider all factors it considers appropriate, which may include age, gender, ethnic and racial background, existing commitments to other businesses, other board service, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Corporate Governance Committee and our full Board of Directors continues to place an emphasis on the racial and ethnic diversity of our Board. The Nominating and Corporate Governance Committee will screen all potential candidates in the same manner, regardless of the source of the recommendation. The review is expected to be based on any written materials provided with respect to potential candidates, and the Nominating and Corporate Governance Committee will review the materials to determine the qualifications, experience and background of the candidates. Final candidates are expected to be interviewed by the members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may retain a search firm to assist with identifying and recruiting director candidates for our Board.

The Nominating and Corporate Governance Committee will consider director candidates properly recommended by stockholders for our 2023 annual meeting of stockholders. Any such recommendations should be included in a written notice addressed to the Chair of the Nominating and Corporate Governance Committee, care of: Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801, Attention: Corporate Secretary or shareholdercommunications@xeniareit.com. The notice must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and include the information required by the Company’s bylaws for advance notice of stockholder nominees for director. If the shares of our common stock held by the stockholder making the recommendation are held in “street name,” notices should also attach proof of ownership of Xenia common stock as of the date of the notice. At a minimum, candidates recommended for nomination to the Board of Directors must meet the director independence standards of the NYSE. The deadline established by the Nominating and Corporate Governance Committee for submission of potential director nominees for consideration by the Nominating and Corporate Governance Committee for nomination at the 2023 annual meeting of stockholders is December 1, 2022.

Executive Committee
Messrs. Verbaas, Gartland, Oklak and Ms. Goulet and Ms. McCormick are the members of the Executive Committee of the Board of Directors with Mr. Verbaas serving as Chair.

The Executive Committee has, and may exercise, all the powers of the Board in the management of the business and affairs of the Company between meetings of the Board of Directors, except (a) as limited by our charter or bylaws, each as amended, the rules of the NYSE or applicable law or regulation and (b) with respect to matters that are specifically reserved for the Board or another committee of the Board.

Our Board of Directors has adopted a written charter for our Executive Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Overview — Corporate Governance - Executive Committee Charter”.

Director Independence

Under our Corporate Governance Guidelines, our Board of Directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. The Board is required to make an affirmative determination at least annually as to the independence of each director. In making independence determinations, the Board reviews all relevant facts and circumstances, including the director’s commercial, employment, industrial, banking, consulting, legal, accounting, charitable and familial relationships, as well as business relationships any director or nominee for director may have with the Company, including that certain entities affiliated with the directors may pay amounts to the Company for room accommodations and meeting space in the ordinary course of business. Of the nine persons who serve on our Board of Directors and who are standing for election at the 2022 Annual Meeting, our Board has determined that each of Messrs. Oklak, Alschuler, Bass, Gartland, Moorehead and Mmes. Goulet, Isaacs-Lowe and McCormick, or 89% of our directors standing for re-election to our Board, satisfy the listing standards for independence of the NYSE.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of Corporate Governance Guidelines, which are available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Overview — Corporate Governance — Corporate Governance Guidelines”.

Code of Ethics and Business Conduct

Our Board has adopted a code of ethics and business conduct that applies to our directors, officers and employees. Among other matters, our code of ethics and business conduct is designed to deter wrongdoing and to promote:

•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•compliance with applicable governmental laws, rules and regulations;

•prompt internal reporting of violations of the law or the code of ethics and business conduct;

•accountability for adherence to the code of ethics and business conduct, including fair process by which to determine violations;

•consistent enforcement of the code of ethics and business conduct, including clear and objective standards for compliance;

•protection for persons reporting any such questionable behavior;

•protection of the Company’s legitimate business interests, including its assets and corporate opportunities; and

•confidentiality of information entrusted to directors, officers and employees by the Company and its customers.

Our code of ethics and business conduct is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Overview — Corporate Governance — Code of Ethics and Business Conduct”.

We will promptly disclose amendments to or waivers of certain provisions of the code of ethics and business conduct applicable to our principal executive officer, principal financial officer, principal accounting officer, and individuals performing similar functions on our website as set forth above or as otherwise required by law and NYSE regulations.

Stockholder Communications with our Board of Directors

Our Board of Directors has adopted a policy regarding stockholder communications with our Board of Directors. Pursuant to this policy, stockholders of the Company, or other interested parties, may communicate with independent members of the Board or the chair of one of the Board committees, including the chair of executive sessions of non-management directors, by addressing any communications to the intended recipient by name or position in care of Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite

2700, Orlando, Florida 32801, Attention: Corporate Secretary or shareholdercommunications@xeniareit.com. Our policy regarding stockholder communications contains additional information regarding these communications and is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Overview — Corporate Governance — Stockholder Communications Policy”.

Compensation Committee Interlocks and Insider Participation

Messrs. Gartland, Alschuler and Bass are the members of the Compensation Committee of the Board of Directors. None of the current members of our Compensation Committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Compensation of Directors

Cash Compensation

Under our Director Compensation Program, which was restated effective as of January 1, 2020 (the “Director Compensation Program”), each non-employee director is entitled to receive an annual cash retainer of $75,000. In addition, committee members and chairs and our Lead Director are entitled to receive the following additional annual cash retainers (as applicable):

Chair of Audit Committee: $20,000

Chair of Compensation Committee: $20,000

Chair of Nominating and Governance Committee: $15,000

Non-Chair Audit Committee Member: $10,000

Non-Chair Compensation Committee Member: $10,000

Non-Chair Nominating and Corporate Governance Committee Member: $7,500

Lead Director: $45,000

Equity Compensation

In addition to the cash retainers, each non-employee director who was initially elected or appointed to serve on the Board was granted an award of shares of our common stock on the effective date of such initial election or appointment with a value equal to $100,000. Awards granted to directors who were initially elected or appointed on a date other than an annual meeting date were pro-rated to reflect the director’s partial year of service. Additionally, each director who was re-elected at an annual meeting was granted an award of LTIP Units of our Operating Partnership on the date of the annual meeting with a value equal to $100,000. Under certain circumstances, a director could be granted an equivalent number of shares of our common stock in lieu of LTIP Units. All such awards were fully vested as of the date of grant.

2021 Non-Employee Director Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, our non-employee directors during 2021. This table excludes Mr. Verbaas, who is an employee of the Company and does not receive compensation for his services as a director, and Ms. Isaacs-Lowe who was not appointed to the Board until March 2022. All compensation paid to Mr. Verbaas in 2021 is reflected in “Article IV: Executive Compensation — Summary Compensation Table”.

Name	Fees Earned in Cash ($)(1)	LTIP Unit Awards/Shares of Common Stock ($)(2)	Total ($)
John H. Alschuler	$92,500	$100,016	$192,516
Keith E. Bass	85,000	100,016	185,016
Jeffrey H. Donahue	99,560	100,016	199,576
Thomas M. Gartland	95,000	100,016	195,016
Beverly K. Goulet	98,709	100,016	198,725
Mary E. McCormick	90,000	100,016	190,016
Terrence Moorehead	51,140	98,084	149,224
Dennis D. Oklak	116,731	100,016	216,747
(1)Amounts reflect annual retainers and, as applicable, committee chair and member retainers and lead director retainers earned in 2021.
(2)Amounts reflect the grant date fair value of LTIP Unit awards or shares of common stock granted during 2021 computed in accordance with Accounting Standard Codification ("ASC") Topic 718, Compensation - Stock Compensation ("ASC Topic 718"). For additional information regarding the assumptions used to calculate the value of such LTIP Unit awards, please refer to Note 12 in our consolidated financial statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021. Other than Mr. Moorehead who was appointed to the Board in May 2021, each non-employee director was granted 5,264 fully vested LTIP Units of the Operating Partnership during 2021. The number of LTIP Units granted to each non-employee director was determined by dividing (x) $100,000, by (y) the closing trading price of a share of our common stock on the date of grant, rounded up to the nearest whole LTIP Unit. Mr. Moorehead was granted 5,138 fully vested shares of common stock in connection with his initial appointment to the Board pursuant to the Director Compensation Program. The number of shares of the common stock granted to Mr. Moorehead was determined by dividing (a) the product of (i) $100,000 multiplied by (ii) a fraction, the numerator of which equaled the number of full calendar months from the effective date of his appointment through the first anniversary of the most recent annual meeting of the Company’s stockholders and the denominator of which equals twelve by (b) the closing trading price of a share of our common stock on the date of grant, rounded up to the nearest whole share.

ARTICLE III: EXECUTIVE OFFICERS
The following sets forth information regarding the executive officers of the Company during 2021.

Name	Age	Position
Executive Officers
Marcel Verbaas	52	Chairman and Chief Executive Officer
Barry A.N. Bloom	57	President and Chief Operating Officer
Atish Shah	49	Executive Vice President, Chief Financial Officer and Treasurer
Taylor C. Kessel	43	Senior Vice President and General Counsel
Joseph T. Johnson	47	Senior Vice President and Chief Accounting Officer
Biographical information pertaining to Mr. Verbaas, who is both our Chairman and an executive officer of the Company, can be found in “Article II: Corporate Governance — Our Board of Directors”.
Barry A.N. Bloom, Ph.D. is our President and Chief Operating Officer. Mr. Bloom held the position of Executive Vice President and Chief Operating Officer with Xenia or its affiliated entities from July 2013 until November 2017 when he was appointed President and Chief Operating Officer. In this role, Mr. Bloom is responsible for direct oversight of the asset management and project management functions, as well as a variety of strategic and operational corporate functions of Xenia. From July 2011 to June 2013, Mr. Bloom served as an Associate Professor of the Practice in the School of Hospitality Administration at Boston University and from July 2010 to June 2011, Mr. Bloom served as an Instructor in the School of Hospitality Leadership at DePaul University. From 2008 to 2011, Mr. Bloom co-founded and was a Principal of Abacus Lodging Investors LLC, a hotel investment and advisory firm. Prior to pursuing an academic career, Mr. Bloom worked for a variety of leading hotel investment firms, most recently as Executive Vice President of Portfolio Management & Administration with CNL Hotels & Resorts, Inc. from 2003 to 2007, where he was responsible for oversight of the company’s $6.6 billion portfolio. Prior to CNL, he served as Vice President - Investment Management for Hyatt Hotels Corporation from 2000 to 2003. In addition, Mr. Bloom has worked for Tishman Hotel & Realty, VMS Realty Partners and Pannell Kerr Forster (now CBRE Hotels). Mr. Bloom received his Bachelor of Science degree in Hotel and Restaurant Management as well as a Master of Business Administration degree from Cornell University and a Doctor of Philosophy degree in Hospitality Management from Iowa State University.
Atish Shah is our Executive Vice President, Chief Financial Officer and Treasurer and has held this position with Xenia since April 2016. Mr. Shah most recently served as Senior Vice President – Strategy, Financial Planning & Analysis, and Investor Relations for Hyatt Hotels Corporation (“Hyatt”), a position he held beginning September 2012. From April 2015 to March 2016, Mr. Shah also served as Interim Chief Financial Officer for Hyatt. In this role, Mr. Shah had responsibility for the global finance function, including treasury, tax, accounting, internal audit, operations finance and purchasing. Mr. Shah began at Hyatt in December 2009 as Senior Vice President - Investor Relations. Prior to joining Hyatt, Mr. Shah served as a portfolio manager of a hospitality real estate private equity fund at Lowe Enterprises. Prior to that, he worked for Hilton Hotels Corporation in a variety of finance roles, including those in feasibility, planning, investment analysis and investor relations. Mr. Shah holds a Bachelor of Science with Honors from Cornell University, a Master of Management in Hospitality from Cornell University and an MBA from The Wharton School of the University of Pennsylvania.
Taylor C. Kessel is our Senior Vice President and General Counsel and Secretary. Mr. Kessel joined the Company in January 2015 and served as Vice President – Corporate Counsel until 2016 when he was appointed to his current role. Mr. Kessel is responsible for managing the legal affairs of Xenia and its affiliates, including corporate governance, compliance with securities regulations, acquisitions and dispositions, loan transactions, litigation management, and providing legal support to the asset management and project management teams. Previously, Mr. Kessel served as Corporate Counsel for Ruth’s Hospitality Group, Inc., a publicly traded restaurant company and the operator of Ruth’s Chris Steak House, from 2011 through 2014. Prior to Ruth’s, Mr. Kessel served as Corporate Counsel for CNL Lifestyle Properties, Inc., a public non-listed REIT that invested in income-producing properties with a focus on lifestyle-related industries. Mr. Kessel is a member of the Florida Bar and a graduate of University of Florida Frederick G. Levin College of Law and holds a Masters of Science in Real Estate and a Bachelor of Science in Business Management both from the Warrington College of Business at University of Florida.
Joseph T. Johnson is our Senior Vice President and Chief Accounting Officer and has held this position since May 2015. In this role, Mr. Johnson has primary responsibility of overseeing accounting, SEC financial reporting, internal audit, taxation and information technology. Previously, Mr. Johnson served as Chief Financial Officer of CNL Healthcare Properties, Inc. and CNL Lifestyle Properties, Inc., each of which were public non-listed REITs, from 2011 until April 2015. Prior to and during that time, Mr. Johnson also held various other positions with these entities and their affiliates, including Senior Vice President, Treasurer and Chief Accounting Officer. Prior to this, Mr. Johnson served as Vice President of Financial Reporting for CNL Hotels & Resorts, Inc. a public non-listed lodging REIT. Mr. Johnson began his career in the audit practice of KPMG LLP. He holds a Bachelor of Science and Masters in Accounting from the Kenneth G. Dixon School of Accounting at the University of Central Florida.

ARTICLE IV: EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers who are named in the “Summary Compensation Table” below and the principal factors relevant to an analysis of these policies and decisions. We refer to this group collectively as our “named executive officers” or "NEOs". Our named executive officers for 2021 were:

•Marcel Verbaas, Chairman and Chief Executive Officer;

•Barry A.N. Bloom, President and Chief Operating Officer;

•Atish Shah, Executive Vice President, Chief Financial Officer and Treasurer;

•Taylor C. Kessel, Senior Vice President, General Counsel and Secretary; and

•Joseph T. Johnson, Senior Vice President and Chief Accounting Officer.

Executive Summary

2021 Company Performance Achievements

The effects of the COVID-19 pandemic on the hotel industry have been significant and unprecedented with global demand for lodging drastically reduced and occupancy levels reaching historic lows in 2020 and continuing into 2021. As a result of the COVID-19 pandemic, the majority of our hotels and resorts temporarily suspended operations for certain periods of time during 2020. In 2021, the Company maintained its focus on creating balance sheet strength and flexibility through the issuance of $500 million of senior notes and we utilized the net proceeds to repay in full the borrowings under our revolving credit facility, prepay in full our corporate credit facility term loan maturing in August 2023 and repay the mortgage loan collateralized by Kimpton Hotel Palomar Philadelphia. The Company achieved further balance sheet strength and flexibility when we effectuated additional amendments to our revolving credit facility and our one remaining corporate credit facility term loan. These additional amendments, among other things, (i) extended the covenant waiver period under the corporate credit facilities, (ii) increased the minimum liquidity covenant level during the covenant waiver period and eliminated the minimum liquidity covenant after the covenant waiver period ends, (iii) adjusted mandatory prepayment requirements, (iv) increased the ability for the Company to acquire properties and (v) increased capacity for capital expenditures during the covenant waiver period. The Company also sold one property in 2021 and signed an agreement to sell a second property which was sold in early 2022 for a total gross proceeds of approximately $41 million. These accomplishments resulted in the Company having approximately $517 million of cash and cash equivalents, including hotel working capital, and full availability on our revolving credit facility, resulting in total liquidity of over $1.0 billion as of December 31, 2021. In addition, we held approximately $37 million of restricted cash and escrows at the end of the fourth quarter.

The Company’s strategy of investing in a portfolio of uniquely positioned luxury and upper upscale hotels and resorts, with a focus on the top 25 lodging markets and key leisure destinations in the United States, proved to be beneficial as demand began recovering during the year. Aided by the portfolio’s geographic diversification and focus on Sunbelt locations, all but one of the Company’s hotels and resorts were open and operating at the beginning of the year, and by May 2021 all of our properties had resumed operations. As leisure demand, particularly in Sunbelt locations, began accelerating after COVID-19 vaccines became more widely available, we were able to successfully ramp up operations at our properties. Through our ability to capture this strengthening leisure demand, we were able to return to positive Adjusted EBITDAre in March 2021 and were able to maintain and grow this positive cash flow through the remainder of the year. Despite the emergence of several variants of COVID-19, we began to significantly close the gap in RevPAR compared to 2019 as the year progressed. This resulted in our Same-Property RevPAR in the fourth quarter reaching the highest level since the first quarter of 2020, at only 17.5% below the level achieved in the fourth quarter of 2019, driven by Same-Property ADR that was 7.1% higher than the same quarter in 2019. Simultaneously, our focus on expense controls was evident in our quarterly results as Same-Property Hotel EBITDA Margin in both the third and fourth quarters exceeded the levels achieved in 2019. These operating improvements resulted in the Company delivering significantly improved financial performance, with Adjusted EBITDAre of $108 million and Adjusted FFO per share of $0.28 for the year.

In 2021, we invested $31.8 million in capital expenditures in our portfolio as we continued our focus on maintaining liquidity and balance sheet flexibility during the early phase of the recovery in lodging demand. We completed significant projects at The Ritz-Carlton, Pentagon City and Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch and we made substantial progress on a comprehensive renovation at Waldorf Astoria Atlanta Buckhead. We evaluated a substantial number of projects that we expect to drive internal growth and commenced extensive planning efforts for comprehensive renovations at Grand Bohemian Hotel Orlando and Kimpton Canary Hotel Santa Barbara as well as significant projects at Fairmont Pittsburgh, Marriott Dallas Downtown, Royal Palms Resort & Spa, Marriott Woodlands Waterway Hotel & Convention Center and The Ritz-Carlton, Denver. The efforts we have made to thoroughly analyze our portfolio for ROI opportunities and commence planning efforts on a number of these capital projects have allowed us to be well-positioned to execute these projects in 2022 and beyond as we expect the lodging industry to continue to recover from the impact of COVID-19.

In addition to continuously and decisively responding to the challenges that COVID-19 has presented for the lodging industry, and the Company, and completing the operating achievements listed above, we focused on completing a number of strategic planning and capital structure initiatives during the year. These initiatives included developing positioning strategies for assets in our portfolio, comprehensively reviewing and updating our long-term investment strategy, analyzing our current and medium-term capital structure and obtaining the necessary flexibility to position the Company for post-COVID opportunities. Additionally, we continued to increase our focus on ESG initiatives which resulted in the publication of two updated ESG reports, identifying measurable goals for the Company’s ESG program and introducing and implementing various diversity and inclusion initiatives. We also further enhanced our capital expenditure planning with a greater emphasis on identifying ESG opportunities.

Through the Company’s strategic initiatives prior to the COVID-19 pandemic, our decisive response to the challenges in 2020 and 2021, our achievements in 2021 and the strategic planning completed during the year, we have been able to position ourselves to be opportunistic as the recovery takes hold. We have taken advantage of our liquidity and balance sheet strength in early 2022 by repaying the mortgage loan secured by The Ritz-Carlton, Pentagon City and the acquisition of W Nashville, a newly constructed 346-room luxury lifestyle hotel located in the Gulch neighborhood in the heart of Nashville, Tennessee. We continue to be well-positioned to execute on our strategy and continually enhance our portfolio quality and growth prospects.

Overview of Executive Compensation Program

Compensation Best Practices

Our executive compensation program incorporates the following best practices:

	What we do		What we don't do

✓	Our executives’ total compensation opportunity is substantially based on Company performance, awarded through our annual and long-term incentive compensation programs.	✗	We do not provide change in control excise tax “gross-up” payments.

✓	Our Chief Executive Officer received approximately 69% and other named executive officers received approximately 61% of target total compensation in the form of "at-risk" performance-based incentives.	✗	We do not provide guarantees for equity awards or cash incentive payments.

✓	Any change in control cash payments pursuant to severance agreements with our named executive officers are subject to a “double-trigger.”	✗	No automatic annual increase in executive salaries.

✓	Named executive officers are required to accumulate and hold a meaningful amount of stock. Refer to the subsection entitled “Stock Ownership Guidelines” for more detail.	✗	The Company does not maintain a pension plan and does not provide excessive perquisites to the NEOs.

✓	Our Compensation Committee retains and meets regularly with an independent compensation consultant to advise on executive compensation.	✗	No pledging, hedging or short sales of Company securities by directors, officers or employees.

✓	Our Compensation Committee regularly reviews the Company’s compensation plans and programs to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk-taking.	✗	No counting of unvested performance equity awards toward our stock ownership guidelines.

✓	The Compensation Committee considers, in making its compensation decisions, whether our compensation arrangements create risks that are reasonably likely to have a material adverse effect on us.

✓	We maintain a clawback policy to recover amounts inappropriately paid in the event of a restatement of our financial statements.

✓	We review and consider stockholder feedback in structuring executive compensation.

✓	We apply multi-year vesting requirements to all equity awards to facilitate retention and ensure performance alignment.

✓	We conduct an annual advisory vote on executive compensation (“say-on-pay”).

The Company believes compensation should reinforce and promote the business objectives of the Company. The Company also believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals approved by the Compensation Committee. The primary purpose of the Company’s executive compensation program is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing financial incentives and economic security.

Since our listing on the NYSE, the Company has maintained a compensation program which bases a significant percentage of compensation for our executive officers on Company performance. Performance-based pay aligns the interests of management with the Company’s stockholders. Consistent with years past, the compensation program for 2021 placed a total of approximately 69% of Mr. Verbaas’ compensation and an average of approximately 61% of the Company’s other named executive officers’ target total compensation "at-risk". The charts below depict the composition, at target levels, of each element of the 2021 compensation program, including those that were performance-based.

The Company consistently seeks to align the interests of its executive officers with those of its stockholders by providing a significant portion of executive officers’ compensation in the form of equity or equity-based awards, either through shares of common stock, restricted stock units or units of limited partnership interest in the Company’s Operating Partnership. Through robust share ownership guidelines for executive officers and grants of time- and performance-based vesting LTIP Units, the value of the executive officers’ total compensation increases as total returns to stockholders increase. Moreover, the Company’s executive compensation program is designed to reward favorable total stockholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the lodging REIT industry and each executive’s long-term career contributions to the Company.

Weighting of Elements of Executive Compensation

* The percentages related to the equity awards in the above charts are based on the target value of the equity award.

Highlighted below are the key objectives and elements of our standard executive compensation program as it has existed since our listing on the NYSE, the purpose of each element and the process for determining each element.

The rigorous “pay for performance” program the Company has implemented since its listing on the NYSE has received overwhelming stockholder support in every year except for 2021, both through voting outcomes on say-on-pay as well as direct feedback from investors, proxy advisory firms and other stakeholders. The program received its highest level of support in 2020 with 97.9% of votes cast by stockholders in favor of the program and its design and effectiveness.

Previous Say-On-Pay Results*

2017
93%
2018
96%
2019
95%
2020
98%
2021
42%
2022
COVID Modifications
The Compensation Committee reverted to its historical compensation program which was endorsed by shareholders during the Company's outreach and engagement efforts.
Reverted back to Historical Program

* The year specified represents when the say-on-pay vote occurred for the compensation program in place for the prior year.

In all years prior to 2021, the Company received positive reviews and recommendations to vote “for” on the Company’s say-on-pay proposal from two of the largest proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis. From 2017 through 2020, the Company approval average on say-on-pay was over 95%.

2021 Say-On-Pay Results and Investor Outreach

Prior to the say-on-pay vote held in 2021 for the compensation program in 2020, the Company had received greater than 90% support on our say-on-pay proposals in each year since our listing on the NYSE. At the 2021 annual meeting of stockholders, approximately 42% of the votes cast were in favor of the advisory vote to approve the Company’s executive compensation. This vote did not reflect a majority support of the Company’s executive compensation program and was both a decline from previous years and also below what the Board and management consider satisfactory. Though the members of the Compensation Committee believe that the stockholder vote on our 2021 say-on-pay proposal is not representative of the overall historical quality and rigor of the Company’s compensation program, the Compensation Committee has engaged with a significant portion of its stockholder base since the 2021 annual meeting of stockholders and received meaningful and useful feedback. We contacted institutional investors representing over 65% of our common stock as of June 30, 2021, and ultimately held meetings with institutional investors which held approximately 56% of our common stock as of June 30, 2021, including two separate meetings with each of our three largest stockholders in 2021 and early 2022. Our stockholders provided candid, constructive feedback, which was shared with the entire Board. Although much of the feedback received had already been implemented in the 2021 executive compensation program prior to the 2021 annual meeting of stockholders, the Compensation Committee carefully considered this feedback and implemented additional changes to our executive compensation program that are responsive to the views that we heard. In addition, we had discussions with two proxy advisory firms, Institutional Shareholder Services and Glass Lewis. The Chair of our Compensation Committee led the majority of these meetings to discuss our executive compensation program and its alignment with performance and the Company’s strategy and challenges due to the material and sudden impact of the pandemic on the Company, and to solicit feedback on our compensation program and practices.

The Compensation Committee also continued its engagement with FPC to assist it in reviewing our executive compensation program. The table below details several common areas of stockholders’ feedback we received during our engagements with them and the actions the Compensation Committee took or, had already taken, for our 2021 compensation program to address investors’ perspectives on our executive compensation program. The Compensation Committee is confident that these changes reflect our Board’s ongoing commitment to stockholder engagement and responsiveness.

	What we heard		What we did

✓	• Stockholders generally oppose material modifications to "in flight" long-term equity awards and believe changes should only be made in limited circumstances and supported with a compelling rationale.	✓	• We do not anticipate any future material modifications to "in-flight" long-term equity awards.

✓	• Stockholders generally oppose equity awards granted only in a time-based format and prefer an appropriate mix of performance-based and time-based awards, weighted more heavily towards performance-based awards.	✓	• In early 2021, the Compensation Committee had already reverted to its historical practice of granting long-term equity awards which consist of 75% performance-based awards.

✓	• Stockholders desired more clarity and disclosure with respect to the rationale for compensation decisions, including one-time awards and enhanced disclosure around the subjective portion of the annual bonus plan.	✓	• We revised proxy disclosure throughout, providing additional and clear rationale with respect to our compensation decisions and the linkage to performance.

• We enhanced disclosure around individual accomplishments and how such accomplishments correlate to bonus payouts.

Our pay practices in 2021 were consistent with prior compensation programs in place in 2016-2019 that received overwhelming say-on-pay support and were endorsed by stockholders during the Company's stockholder outreach and engagement meetings held in 2021 and early 2022.

Historical Outperformance Results

Despite the continued challenges brought on by the sudden and material impact of the pandemic, the Company's total stockholder return continued to outperform the majority of those in the Company’s peer set for each of the last multi-year performance periods. The chart below depicts the Company’s TSR performance ranked within its defined Equity Award Peer Group for each of the three-year performance periods ending at December 31, 2019, 2020 and 2021, as well as since the Company’s listing on the NYSE.

*The number of companies in Equity Award Peer Group represented in the above chart fluctuates due to certain companies not being in existence at the time of the start or end date of the respective performance periods.

Summary of Compensation Outcomes for 2021

In February 2021, the Compensation Committee approved the annual long-term equity awards, which are consistent with prior years’ awards and primarily consist of performance-based awards which are "at-risk". For each of the named executive officers, 75% of such named executive officer's target equity grant consisted of performance-based Class A Units and 25% consisted of Time-Based LTIP Units. In March 2021, the Compensation Committee approved an annual non-equity incentive plan based on performance-based non-financial goals. These non-financial goals included both Company-wide performance goals and individual performance goals specific to each named executive officer. The Company performance goals within the initial annual non-equity incentive plan were created in lieu of financial metrics due to the unique circumstances of the COVID-19 pandemic and the limited visibility into the future business and public health conditions at a time when COVID-19 vaccines were not widely available and the lodging industry remained severely impacted. In the spring and early summer of 2021, the Compensation Committee convened several meetings, consulted extensively with its independent compensation consultant, and in mid-2021 after thoughtful deliberations, adopted certain revisions to the 2021 annual incentive plan to include financial metric-based goals for the second half of 2021. These revisions to the annual incentive plan were intended to bring the annual incentive plan in alignment with the incentive plans adopted by the Company in years 2016 through 2019. The 2021 compensation program as approved and amended by the Compensation Committee demonstrates the Company's long-standing commitment to developing and maintaining a compensation program that properly aligns pay for performance. Overall, the

Compensation Committee believes the 2021 pay outcomes appropriately align pay and both short- and long-term performance while also balancing the performance and retention objectives of the compensation program. The charts below depict the weighting of each element of compensation awarded in 2021.

Weighting of Elements of 2021 Executive Compensation

* The percentages related to the equity awards in the above charts are based on the fair market value of the equity award at the time of the grant.

Highlighted below are the elements of our executive compensation program for 2021.

Determination of Compensation

Our Compensation Committee is responsible for determining the amount and composition of compensation paid to all of our named executive officers. Our Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program, as well as specific compensation levels for each named executive officer. In its role, the Compensation

Committee utilizes market data from publicly available sources and as provided by FPC. Additionally, the Compensation Committee reviews and considers the recommendations of Mr. Verbaas with respect to compensation decisions of our named executive officers other than himself. The Compensation Committee believes it is valuable to consider the recommendations of Mr. Verbaas with respect to these matters because, given his knowledge of the day-to-day responsibilities of our executive officers, he is in a unique position to provide the Compensation Committee perspective into the performance of our executive officers.

Though the members of the Compensation Committee believe that the stockholder vote on our 2021 say-on-pay proposal is not representative of the overall historical quality and rigor of the Company’s compensation program, the Compensation Committee endeavors to continuously improve the Company’s compensation program to align with the interests of our stockholders. Following the 2017 “say-on-pay frequency” vote, our Board of Directors resolved to continue to hold annual say-on-pay votes.

Independent Consultant

FPC advises our Compensation Committee on compensation program design and the amounts payable to our executive officers. FPC provides our Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the executive compensation program. FPC does no work for management, receives no compensation from the Company other than for its work in advising our Compensation Committee, and maintains no other economic relationships with the Company.

Annual Process

At the end of each year, our Compensation Committee reviews the total compensation of each of our named executive officers for that year, including an estimate of the incentive plan compensation for the year. At this meeting, our Compensation Committee also reviews appropriate compensation studies and surveys provided by FPC. After the review, our Compensation Committee finalizes and approves the design of the compensation program for the upcoming year. In 2021, FPC provided consultation and resources to the Compensation Committee throughout the year.

Use of Competitive Peer Group

Our Compensation Committee engages FPC annually to provide a study of our executive officer compensation compared to executive officer compensation at nine similarly situated lodging REITs, or what we call our “Peer Group.” Our Peer Group was selected because their total assets, asset characteristics, revenues, number of employees and market capitalization were comparable to ours. For 2021, the Peer Group consisted of nine public hospitality REITs that the Company and FPC consider to be the most relevant peer group against which to review compensation for our named executive officers. The Peer Group had total enterprise values ranging from approximately 0.6x to 2.7x the Company’s total enterprise value. The members of our Peer Group are:

Apple Hospitality REIT, Inc.	Park Hotels & Resorts, Inc.	Ryman Hospitality Properties, Inc.
DiamondRock Hospitality Company	Pebblebrook Hotel Trust	Summit Hotel Properties, Inc.
Hersha Hospitality Trust	RLJ Lodging Trust	Sunstone Hotel Investors, Inc.

Following the review of the study and considering the experience and skill level of each executive, our Compensation Committee sets an appropriate base salary for the named executive officers along with target bonuses and equity awards for the following year. While the Compensation Committee examines market data, including data derived from the Peer Group, the Compensation Committee also takes into consideration a number of qualitative factors and individual assessments in arriving at an appropriate compensation package for each individual executive officer and the Compensation Committee does not set the compensation of the named executive officers to a particular percentile of the Peer Group or any single component thereof, such as base salary, total cash compensation, incentive compensation or total compensation. Instead, the Compensation Committee reviews the compensation information to inform itself of the compensation amounts paid by the Company’s competitors to their executive officers and therefore required for executive officer recruitment and retention.

Subsequent to the end of the year and once the financial results for the prior year are available, our Compensation Committee reviews the achievement of the formulaic components of the cash incentive program and individual objectives. Based on this review, our Compensation Committee finalizes and approves the annual cash incentive compensation for the prior year. Additionally, our Compensation Committee finalizes the structure of the current year annual cash incentive compensation program and the amount and structure of the long-term equity incentive awards. We believe our programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy.

Elements of Executive Compensation Program

Annual Base Salary

2021 and 2022 Salaries

Our named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each of the executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2021 and 2022, the base salary of each of our named executive officers was based on the following qualitative and quantitative factors:

•an amount necessary to retain the named executive officers;

•the scope of the named executive officer’s responsibilities;

•the experience and skill set possessed by the particular named executive officer;

•the role within the executive management team; and

•the competitive market compensation paid to executive officers in similar positions within our Peer Group.

The 2021 annual base salaries for the named executive officers are provided in the "Summary Compensation Table" or in the footnotes to the same. For 2022, after considering the information and analysis provided by FPC regarding the compensation levels of executive officers of the applicable peer group, the Compensation Committee decided not to increase the base salary for Mr. Verbaas. Based on market data and to more closely align each individual's overall compensation with the applicable peer group, Mr. Bloom, Mr. Shah, Mr. Kessel, and Mr. Johnson received base salary increases. As a result, the Compensation Committee approved annual base salaries for 2022 for Messrs. Verbaas, Bloom, Shah, Kessel and Johnson of $900,000, $580,000, $550,000, $425,000, and $375,000, respectively.

Non-Equity Incentive Program

The Compensation Committee has historically refrained from using its discretion to alter or revise the annual non-equity incentive program and despite the material and sudden impact of the pandemic on the Company in 2020, the Compensation Committee did not revise or alter the 2020 non-equity incentive program. This resulted in no payouts for the financial metric-based goals in the 2020 non-equity incentive program. In early 2021, the Compensation Committee originally tied the annual bonus program to performance-based Company goals and individual goals. In mid-2021, based on investor feedback and some additional, yet limited, visibility as to future performance, the Compensation Committee revised the annual bonus plan to include financial metric-based goals for the second half of 2021. This revision to the non-equity incentive program for the second half of 2021 brought the plan in alignment with the annual non-equity incentive plans adopted by the Company in years 2016 through 2019, years for which the Company received an average say-on-pay approval rate of over 95%.

2021 Bonuses

In 2021, our named executive officers were eligible to participate in an annual bonus program under which participants may earn annual cash performance bonuses based upon the achievement of certain performance criteria.

The threshold, target and maximum bonus levels for each of our named executive officers for 2021 were:

Name	Threshold Annual Bonus (% of annual base salary)	Target Annual Bonus (% of annual base salary)	Maximum Annual Bonus (% of annual base salary)
Marcel Verbaas	90%	150%	240%
Barry A.N. Bloom	60%	100%	160%
Atish Shah	60%	100%	160%
Taylor C. Kessel	45%	75%	120%
Joseph T. Johnson	45%	75%	120%

Performance between threshold and target and between target and maximum levels is interpolated on a straight-line basis. Under the annual bonus compensation program, the 2021 performance metrics were: (1) Company performance goals, (2) Adjusted FFO per share, (3) Hotel EBITDA Margin, (4) RevPAR and (5) individual performance objectives. Adjusted FFO per share, Hotel EBITDA Margin and RevPAR financial-metric goals were based solely on performance for the second half of 2021 and all are non-GAAP financial measures. The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability and authority to exercise its judgment and discretion to adjust an award up or down. Additionally, appropriate adjustments to objectives may be made based on transactions and significant market circumstances. For 2021, the Compensation Committee adjusted the quantitative performance metrics to account for the disposition of one hotel during the year. The weighting of each performance element for the annual bonus compensation program for each of our named executive officers in 2021 was as follows:

Metric	Weighting	Measurement Period	Threshold 0.6x	Target 1.0x	Maximum 1.6x	Actual Performance	% of Target Achieved
Company Performance Goals	37.5%	Full Year 2021	Subjectively Determined			All Goals Met or Exceeded	160%
Adjusted FFO per share	27.5%	Second Half of 2021	$0.13	$0.33	$0.53	$0.38	115%
Hotel EBITDA Margin	5.0%	Second Half of 2021	22.3%	24.3%	26.3%	25.4%	136%
RevPAR	5.0%	Second Half of 2021	$124.24	$130.78	$137.32	$129.21	90%
Individual Performance Objectives	25.0%	Second Half of 2021	Varies Per Executive			All Objectives Met or Exceeded	160%
Company Performance Goals

Metric	Weighting	Measurement Period
Company Performance Goals	37.5%	Full Year 2021
The Compensation Committee set forth the below performance-based Company goals. The Company believes that these Company goals are a useful and key measure of overall Company performance, particularly while visibility remained limited as to future business and public health conditions due to the unique circumstances of the COVID-19 pandemic.

•Strategic planning objectives which consisted primarily of (i) setting and obtaining short- and medium-term earnings targets; (ii) developing strategic positioning analysis for certain significant assets, including identification of capital projects with strong projected returns; and (iii) developing an updated investment strategy to include transaction goals.

•Capital structure planning and execution objectives which consisted primarily of (i) developing an updated short- and medium-term capital structure and executing on such plan; (ii) enhanced focus on liquidity and covenant analysis; and (iii) obtaining the necessary flexibility to position the Company for post-COVID opportunities.

•Environmental, Social and Governance ("ESG") objectives which consisted primarily of (i) identifying measurable goals for the Company's ESG program; (ii) publishing a revised ESG report; and (iii) introducing and completing diversity and inclusion initiatives.

The Compensation Committee determined that 37.5% of the overall cash bonus for each executive officer would be based upon the Company performance goals. Our Compensation Committee asked our Chief Executive Officer to provide his assessment of each executive officer as it relates to the Company performance goals. Following the review of the Chief Executive Officer’s assessment and a detailed discussion with our Chief Executive Officer regarding each of the Company goals and outcomes, our Compensation Committee concluded that each of the Company performance goals were met or exceeded and each Company performance goal was earned at a level of maximum payout. Our Compensation Committee reached this conclusion upon weighing the accomplishments achieved by the Company in 2021 and the difficulties and challenges faced by the management team due to the continued impact of the COVID-19 pandemic. Not only did each executive officer contribute to the achievement of the Company goals for the first half of 2021, but together the executive officers achieved the outcomes for the Company outlined above under “2021 Company Performance Achievements”.
Adjusted FFO per share for the Second Half of 2021

Metric	Weighting	Measurement Period
Adjusted FFO per share	27.5%	Second Half of 2021
Adjusted FFO per share is determined by adjusting the Company’s FFO per share as calculated in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), to add back hotel property acquisition and terminated transaction costs, amortization of debt origination costs, share-based compensation, and other expenses we believe do not represent recurring operations.

The Company believes that Adjusted FFO per share, which is a non-GAAP measure, is a useful and key supplemental measure of operating performance, as it excludes the effect of non-recurring items and historical cost accounting metrics, such as real estate depreciation and amortization, which may be of lesser significance in evaluating current performance. We believe that the use of Adjusted FFO per share can facilitate comparisons of operating performance between periods and between REITs, making the metric beneficial to investors’ complete understanding of our operating performance.

Accordingly, the Compensation Committee determined that 27.5% of the overall cash bonus for each executive officer would be based upon the level of Adjusted FFO per share generated by the Company during the second half of 2021. The Company's adjusted threshold, target and maximum levels of Adjusted FFO per share for the second half of 2021 were $0.13, $0.33 and $0.53, respectively. The Company’s 2021 Adjusted FFO per share of $0.38 for the second half of 2021 fell between the target and maximum levels of performance for this metric.
Hotel EBITDA Margin for the Second Half of 2021

Metric	Weighting	Measurement Period
Hotel EBITDA Margin	5.0%	Second Half of 2021
Hotel EBITDA Margin is a commonly used measure of performance in the lodging REIT industry and is calculated by dividing Hotel EBITDA by Total Revenues. Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses and (5) acquisition and terminated transaction costs.

The Company believes that Hotel EBITDA Margin provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and hotel acquisition costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis.

The Compensation Committee believes that Hotel EBITDA Margin is an appropriate additional performance metric because it is reflective of management's effort and success in controlling operating costs of our hotels. Accordingly, the Compensation Committee determined that 5% of the overall cash bonus for each executive officer would be based upon the level of Hotel EBITDA Margin generated by the Company during the second half of 2021. The Company's adjusted threshold, target and maximum levels of Hotel EBITDA margin for the second half of 2021 were 22.3%, 24.3%, and 26.3%, respectively. The Company’s 2021 Hotel EBITDA Margin of 25.4% for the second half of 2021 fell between the target and maximum levels of performance for this metric.

RevPAR for the Second Half of 2021

Metric	Weighting	Measurement Period
RevPAR	5.0%	Second Half of 2021

RevPAR is a measure commonly used in the lodging industry to quantify nightly room revenue. The measure can be applied to a single hotel, market, or the industry and can pertain to a single night, week, month, or year. RevPAR is calculated as either (1) the product of the average daily rate (“ADR”) and occupancy rate, or (2) dividing hotel room revenue by room nights available to guests for a given period, and does not include non-room revenues such as food and beverage revenue or other operating revenues.
RevPAR is a metric used in the hotel industry to make an assessment regarding a hotel's operations and its ability to fill its available rooms at an average rate. Increasing a property's RevPAR means that its average room rate and/or its occupancy rate are increasing. RevPAR is an industry-wide metric used to measure top-line revenue growth, which we believe gives a useful measure of our performance.

Accordingly, the Compensation Committee determined that 5% of the overall cash bonus for each executive officer would be based upon the level of RevPAR generated by the Company during the second half of 2021. The Company's adjusted threshold, target and maximum levels of RevPAR for the second half of 2021 were $124.24, $130.78, $137.32, respectively. The Company’s RevPAR for the second half of 2021 of $129.21 fell between threshold and target levels of performance for this metric.

Individual Performance Objectives

Metric	Weighting	Measurement Period
Individual Performance Objectives	25.0%	Full Year 2021

Twenty-five percent of each executive’s annual cash incentive is based on achievement of individual objectives. Our Compensation Committee established individual objectives for each of the executive officers, which objectives varied by individual depending on their specific responsibilities. The following is a summary of each of our named executive officers’ individual objectives:

•Mr. Verbaas’ individual objectives primarily involved (i) the development of an updated strategic plan; (ii) the development of a short- and medium-term balance sheet plan; (iii) increasing Company-wide focus on ESG initiatives and reporting results to key Company stakeholders; (iv) executing on near-term operational goals which included: (a) completion of on-time and on-budget scheduled major capital expenditure initiatives, (b) obtaining further covenant relief from the Company's corporate lender group, (c) a successful re-opening of the Hyatt Regency Portland at the Oregon Convention Center, (d) further refinement of amenities offerings at open hotels, (e) continued focus on expense controls and (f) completion of targeted dispositions per the strategic plan; (v) completing a deep-dive strategic review of primary EBITDA drivers in the portfolio, including analysis of significant ROI projects, potential changes in management/branding and underwriting hold/sell analyses for assets; (vi) in tandem with the Nominating and Corporate Governance Committee and the Board of Directors, complete director refreshment and onboarding initiatives, including efforts to increase diversity and inclusion through the addition of one or more directors; and (vii) continue to lead and support the focus on corporate employee development and provide opportunities for corporate employees to further develop leadership skills and exposure to additional aspects of the organization.

•Mr. Bloom’s individual objectives primarily involved (i) providing direction and oversight to the asset management team; (ii) ensuring the integration ramp-up of key assets which recently underwent significant transformations; (iii) developing specific goals and tracking for each major portfolio-wide initiative including parking, energy, waste management, audio/visual, technology, and ancillary revenues; (iv) playing lead role in developing comprehensive capital planning and scopes of work for identified priority assets per corporate strategic plan; (v) continuing to enhance oversight of certain corporate functions including human capital, marketing, insurance, and ESG reporting; (vi) playing a lead role in the review and execution of corporate portfolio strategy including potential property re-positionings, sell/hold analyses, targeted renovations, management and franchise conversions and agreement renegotiation opportunities in-line with Company goals; and (vii) continuing to play a significant role in investor relations through participation in investor meetings and other corporate events.

•Mr. Shah’s individual objectives primarily involved (i) leading the Company’s balance sheet planning and execution, with a focus on (a) successful negotiations with existing corporate and individual property lenders, (b) achieving liquidity and debt mix targets, (c) optimizing borrowings and planning for 2023 maturities, (d) evaluating various debt and equity capital raising tools and (e) positioning for the Company’s future growth; (ii) taking a lead role with the development of the Company’s revised strategic plan, (iii) reorganizing and strengthening significant areas of the Company's finance function, including planning, analysis, reporting, and strategic planning; (iv) further enhancing the Company’s investor relations activities; and (v) further improving strategic capabilities to support the development of the finance function through enterprise-wide leadership development.

•Mr. Kessel's individual objectives primarily involved (i) leading the Company’s ESG disclosure process through various mediums and leading and providing counsel to the internal Corporate Responsibility Committee; (ii) continuing to communicate with and educate the Company's key stakeholders and investors on the Company's ESG developments and initiatives; (iii) revising certain claims and risk management tasks and processes within the Company; (iv) assisting the executive team with the Company's insurance procurement process and leading certain renewal processes; and (v) defending and protecting the interest of the Company in all legal matters, including favorable resolutions of key open matters.

•Mr. Johnson’s individual objectives primarily involved (i) overseeing the Company’s external financial reporting processes seeking to continuously streamline quarterly close, SEC filings, comfort letter and proxy processes; (ii) continuing to support the transactions team in the execution of effective tax planning strategies; (iii) assisting the Company in the continued pursuit of key COVID-19 related property tax value reductions for our portfolio; (iv) continuing the oversight of the Company's SOX/Internal Audit review and testing process, including walkthroughs and testing of hotel operators’ processes and corporate processes; (v) leading the Company's corporate technology platform, including integration of new hardware and software system to support a hybrid work environment; and (vi) evaluating and partnering with external providers to deliver technology solutions that provide efficiencies and enhanced analytical capabilities.

Our Compensation Committee asked our Chief Executive Officer to provide his assessment of each executive officer as it relates to the individual performance objectives. Following the review of the Chief Executive Officer’s assessment and a detailed discussion with our Chief Executive Officer regarding each of the other named executive officers, our Compensation Committee concluded that each of the named executive officers, including the Chief Executive Officer, met or exceeded all individual performance objectives and that Mr. Verbaas, Mr. Bloom, Mr. Shah, Mr. Kessel and Mr. Johnson each earned a maximum payout for the individual performance component of each executive’s bonus. Our Compensation Committee reached this conclusion upon weighing the accomplishments achieved by the Company in 2021 and the difficulties and challenges faced by the management team due to the continued impact of the COVID-19 pandemic. Not only did each executive officer professionally perform the objectives personal to him at a high level, but together the executive officers achieved the accomplishments for the Company outlined above under “2021 Company Performance Achievements”.

The actual cash incentive compensation earned and paid for 2021 performance as a percentage of base salary and as a percentage of target were as follows:

	2021 Cash Incentive Earned
Name(1)	% of Base Salary	% of Target	Total ($)
Marcel Verbaas	213.4%	142.3%	$1,921,047
Barry A.N. Bloom	142.3%	142.3%	$796,879
Atish Shah	142.3%	142.3%	$725,729
Taylor C. Kessel	106.7%	142.3%	$426,899
Joseph T. Johnson	106.7%	142.3%	$378,873

Equity Compensation

We maintain the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan, as amended in 2020, (the “2015 Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of our affiliates, to enable our Company and certain of our affiliates to obtain and retain the services of these individuals, which is essential to our long-term success, and to establish an equity-based compensation program suitable for a publicly-traded company. In March 2021, each of our named executive officers was granted Class A Units and Time-Based LTIP Units under the 2015 Incentive Award Plan. Generally, we target providing at least half of each executive’s total target compensation opportunity in the form of long-term equity incentives, which for performance-based equity awards are measured over a three-year performance period. However, our Compensation Committee determines, in its sole discretion, the actual amount of equity to be awarded to our executive officers each year reflecting our performance in the prior year, individual performance and competitive levels of long-term incentive compensation among our Peer Group. Messrs. Verbaas, Bloom, Shah, Kessel, and Johnson received a total target equity grant of $3,000,000, $1,600,000, $1,200,000, $600,000, and $500,000 (each, a “Target Equity Grant”), respectively, of which 75% of such Target Equity Grant was in the form of Class A Units and 25% was in the form of Time-Based LTIP Units based on the average of the Company’s five-day closing price ending on March 1, 2021, with the potential to receive up to 2x the Target Equity Grant if maximum performance is achieved under the Class A Units awards as further discussed below. The equity awards are subject to accelerated vesting in the event of certain terminations of employment and/or a change in control, as more fully described in the “Potential Payments Upon Termination or Change in Control” section.

Elements of 2021 Long-Term Equity Awards

LTIP Units

LTIP Units may be issued to eligible participants in the 2015 Incentive Award Plan for the performance of services to or for the benefit of the Operating Partnership. LTIP Units (other than Class A Units that have not vested), whether vested or not, receive the same quarterly per-unit distributions as common units in the Operating Partnership (“Common Units”), which equal the per-share dividends on shares of our common stock. Class A Units that have not performance vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of Common Units.
Initially, LTIP Units do not have full parity with Common Units with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of Common Units at any time, and thereafter enjoy all the rights of Common Units, including redemption rights. Common Units are redeemable for cash based on the fair market value of an equivalent number of shares of our common stock, or, at the election of the Company, an equal number of shares of our common stock, each subject to adjustment in the event of stock splits, specified extraordinary distributions or similar events.

In order to achieve full parity with Common Units, LTIP Units must be fully vested and the holder’s capital account balance in respect of such LTIP Units must be equal to the per-unit capital account balance with respect to the Common Units owned, directly and indirectly, by the Company.

Class A Units

General: Pursuant to the Class A Unit awards granted in March 2021, each executive is eligible to vest in a number of units ranging from 0% to 100% of the total units granted, based on our TSR during the performance period commencing on January 1, 2021 and ending on December 31, 2023 (the “Performance Period”), measured on both an absolute basis and relative to the TSRs of a specified peer group of companies during the Performance Period, subject to the executive’s continued service. TSR generally refers to the compounded annual growth rate in the value per share of our common stock during the Performance Period due to the appreciation in the price per share plus dividends declared during the Performance Period, assuming dividends are reinvested in shares of our common stock on the date that they were paid. Class A Units are subject to the applicable terms and conditions of the 2015 Incentive Award Plan, or the Class A Unit award agreement governing such Class A Units, and the partnership agreement of the Operating Partnership, as amended from time to time (the “Partnership Agreement”).

Performance Vesting: A portion of each award of Class A Units is designated as a number of “base units.” Twenty-five percent (25%) of the Class A base units are designated as “absolute TSR base units." Seventy-five percent (75%) of the Class A base units are designated as “relative TSR base units.” With respect to the absolute TSR base units, in the event that our annualized TSR percentage over the Performance Period (the “Company TSR Percentage”) is achieved at the threshold, target or maximum level as set forth below, the award will become vested with respect to the percentage of absolute TSR base units set forth below. If the Company does not achieve an annualized Company TSR Percentage of at least 6.0% over the Performance Period, then no absolute TSR base units will vest.

	Company TSR Percentage	Absolute TSR Vesting Percentage
	< 6.0%	0.00%
Threshold Level	6.0%	14.29%
Target Level	9.0%	42.90%
Maximum Level	> 13.0%	100.00%

If the Company TSR Percentage falls between the threshold, target or maximum levels, the percentage of absolute TSR base units that vest will be determined using straight-line linear interpolation between such levels.
The relative TSR base units vest based on the Company TSR Percentage as compared to the TSR percentages of the following eleven similarly situated lodging REITs, or what we call our “Equity Award Peer Group.” The following lodging REITs are included in our Equity Award Peer Group(1):

Apple Hospitality REIT, Inc.	Host Hotels & Resorts, Inc.	Ryman Hospitality Properties, Inc.
Chatham Lodging Trust, Inc.	Park Hotels & Resorts, Inc.	Summit Hotel Properties, Inc.
DiamondRock Hospitality Company	Pebblebrook Hotel Trust	Sunstone Hotel Investors, Inc.
Hersha Hospitality Trust	RLJ Lodging Trust
(1)Our Equity Award Peer Group includes additional lodging REITs as compared to the Peer Group used for our analysis of total executive compensation. We include lodging REITs with a wider range of market capitalizations in our Equity Award Peer Group in order to reflect a larger number of companies that investors could consider as alternative investments and that are appropriate benchmarks for our relative industry performance. Additionally, inclusion of a larger number of companies in our Equity Award Peer Group ensures a greater probability of having a sufficient population against which to measure our performance over the length of time over which the performance awards vest (typically a three-year period) in the event companies in our Equity Award Peer Group are merged or acquired.
In the event that the Equity Award Peer Group Relative Performance is achieved at the threshold, target or maximum level as set forth below, the award will become vested with respect to the percentage of relative TSR base units set forth below. If the Company does not achieve an Equity Award Peer Group Relative Performance of at least the 25th percentile, then no relative TSR base units will vest.

	Equity Award Peer Group Relative Performance	Relative TSR Vesting Percentage
	< 25th Percentile	0.00%
Threshold Level	25th Percentile	14.29%
Target Level	50th Percentile	42.90%
Maximum Level	> 75th Percentile	100.00%
If the Equity Award Peer Group Relative Performance falls between the threshold, target or maximum levels, the percentage of relative TSR base units that vest will be determined using straight-line linear interpolation between such levels.
The Class A Units granted in March 2021 reflected the maximum number of units that could vest over the Performance Period. The following table sets forth summaries of the threshold, target and maximum number of absolute TSR base units and relative TSR base units, respectively, that could vest:

	Threshold Base Units		Target Base Units		Maximum Base Units
Name	Absolute	Relative	Absolute	Relative	Absolute	Relative
Class A Units
Marcel Verbaas	9,576	28,728	28,748	86,245	67,012	201,037
Barry A.N. Bloom	5,107	15,322	15,332	45,997	35,740	107,220
Atish Shah	3,830	11,491	11,499	34,498	26,805	80,414
Taylor C. Kessel	1,915	5,746	5,750	17,249	13,403	40,207
Joseph T. Johnson	1,596	4,788	4,792	14,374	11,169	33,505
With respect to Class A Units, in addition to the “base units,” an additional number of Class A Units (the “distribution equivalent units”) are included in each award. A number of distribution equivalent units having a value equal to the dividends that would have been paid during the Performance Period on the shares of our common stock corresponding to the base units that become performance vested (less any actual distributions made with respect to such units) will vest following the completion of the Performance Period up to the maximum number of units that are included in the award. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in shares of our common stock on the applicable payment date.
The table below sets forth the total number of Class A Units awarded to each of our named executive officers on March 1, 2021, as well as the number of Class A Units that constitute absolute TSR base units and relative TSR base units.

Name	Total Class A Units	Absolute TSR Base Units	Relative TSR Base Units
Marcel Verbaas	308,257	67,012	201,037
Barry A.N. Bloom	164,404	35,740	107,220
Atish Shah	123,302	26,805	80,414
Taylor C. Kessel	61,652	13,403	40,207
Joseph T. Johnson	51,376	11,169	33,505
Time-Based LTIP Units

General: Pursuant to the Time-Based LTIP Unit awards, each executive is eligible to vest in a number of LTIP Units of the Operating Partnership based on the executive’s continued service with the Company. LTIP Units are subject to the applicable terms and conditions of the 2015 Incentive Award Plan, the Time-Based LTIP Unit award agreement governing such LTIP Units, and the Partnership Agreement.
Vesting: Each award of Time-Based LTIP Units granted in March 2021 vests as follows, subject to the executive’s continued service through each applicable vesting date: 33% on the first anniversary of the vesting commencement date of the award, 33% on the second anniversary of the vesting commencement date, and 34% on the third anniversary of the vesting commencement date.

The table below sets forth the number of Time-Based LTIP Units awarded to each of our named executive officers during 2021:

Name	Time-Based LTIP Units
Marcel Verbaas	38,293
Barry A.N. Bloom	20,423
Atish Shah	15,318
Taylor C. Kessel	7,659
Joseph T. Johnson	6,383
Other Elements of Compensation

We provide customary employee benefits to our full- and part-time employees, including our named executive officers, including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, and group life insurance.

Our employees are also eligible to participate in a 401(k) plan. Any employee, including our named executive officers, who satisfies certain eligibility requirements may defer a portion of their compensation, within prescribed tax code limits, through contributions to the 401(k) plan. For 2021, we matched 100% of the contributions made by each participant in the 401(k) plan for the first $5,000 of the employee’s contributions. The Company also made a safe harbor contribution to the 401(k) plan of 3% of each employee’s salary, subject to applicable statutory compensation limitations.

Performance-Based Equity Awards Vesting

In February 2019, we granted awards of Class A Units to Messrs. Verbaas, Bloom, Shah, and Johnson, and restricted stock units (“Performance-Based RSUs”) to Mr. Kessel which vested based on our TSR during the performance period commencing on January 1, 2019 and ending on December 31, 2021 (the “2019-2021 Performance Period”), measured on both an absolute basis and relative to the TSRs of a specified peer group of companies during the 2019-2021 Performance Period, subject to the executives’ continued service. Our annualized absolute TSR during the 2019-2021 Performance Period was below threshold, at 3.7% which, although positive was below the 6.0% required threshold and thus resulted in none of the absolute Class A Unit awards or absolute Performance-Based RSUs vesting. Our relative TSR during the 2019-2021 Performance Period was above maximum, at the 82nd percentile, which resulted in 100% of each relative Class A Unit award and relative Performance-Based RSUs becoming vested.

The following is a timeline tracking the status of the vested and unvested performance-based equity awards as of December 31, 2021:

Accounting Considerations

Accounting for Stock-Based Compensation

Grants of stock-based compensation are accounted for under ASC Topic 718 which requires us to recognize an expense for the fair value of equity-based compensation awards. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our named executive officers for the years ended December 31, 2021, 2020 and 2019:

Name and Principal Position	Year	Salary ($)(1)	Bonus	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Marcel Verbaas	2021	$900,000	—	$4,113,026	$1,921,047	$19,242	$6,953,315
Chairman and	2020	$900,000	—	$4,487,671	$540,000	$19,877	$5,947,548
Chief Executive Officer	2019	$800,000	—	$3,518,405	$1,396,022	$18,846	$5,733,273

Barry A.N. Bloom	2021	$560,000	—	$2,193,622	$796,879	$19,358	$3,569,859
President	2020	$560,000	—	$2,252,215	$224,000	$19,843	$3,056,058
and Chief Operating Officer	2019	$560,000	—	$1,876,493	$781,772	$19,571	$3,237,836

Atish Shah	2021	$510,000	—	$1,645,218	$725,729	$19,701	$2,900,648
Executive Vice President,	2020	$510,000	—	$1,795,086	$204,000	$20,102	$2,529,188
Chief Financial Officer	2019	$495,000	—	$1,290,108	$691,031	$19,485	$2,495,624
and Treasurer

Taylor C. Kessel	2021	$400,000	—	$822,615	$426,899	$19,101	$1,668,615
Senior Vice President,	2020	$355,000	—	$748,462	$106,500	$19,152	$1,229,114
General Counsel and Secretary

Joseph T. Johnson	2021	$355,000	—	$685,509	$378,873	$19,101	$1,438,483
Senior Vice President and	2020	$355,000	—	$747,965	$106,500	$19,077	$1,228,542
Chief Accounting Officer	2019	$345,000	—	$586,425	$341,815	$18,846	$1,292,086

(1)Amounts represent base salary compensation earned by our named executive officers for the applicable year.
(2)For 2021, amounts shown include (i) the grant date fair value of Time-Based LTIP Units granted in March 2021 and (ii) the grant date fair value of performance-based Class A Units granted in March 2021, in each case computed as of the date of grant in accordance with ASC Topic 718. Amounts shown for performance-based Class A Units are based on the probable outcome of the performance conditions to which such Class A Units are subject, calculated in accordance with ASC Topic 718 using a multifactor Monte Carlo simulation model, based on the Company’s simulated stock price as well as the Company’s TSR on an absolute basis and a relative basis against the Equity Award Peer Group. For additional information regarding assumptions used to calculate the value of such awards, please refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These Class A Units are subject to achievement of the performance conditions described above in “Elements of Executive Compensation Program - Equity Compensation". The table below sets forth the grant date fair value for the 2021 Time-Based LTIP Units and the following for the Class A Units: grant date fair value, threshold grant amount, target grant amount and the maximum grant amount. The values of the performance-based Class A Units are dependent on the Company’s performance over a three-year period and there is no assurance that the threshold, target or maximum value of the awards will be earned.

Name	Time-Based Grant Amount	Class A Unit Grant Date Fair Value	Class A Unit Threshold Grant Amount	Class A Unit Target Grant Amount	Class A Unit Maximum Grant Amount
Marcel Verbaas	$719,526	$3,393,500	$750,225	$2,250,000	$5,250,000
Barry A.N. Bloom	$383,748	$1,809,874	$400,120	$1,200,000	$2,800,000
Atish Shah	$287,825	$1,357,393	$300,090	$900,000	$2,100,000
Taylor C. Kessel	$143,913	$678,702	$150,045	$450,000	$1,050,000
Joseph T. Johnson	$119,936	$565,573	$125,038	$375,000	$875,000
The amounts in the "Stock Awards" column of the "Summary Compensation Table" above are based on methodology described above in footnote (2) which causes fair market value to fluctuate due to historical volatility in the Company's stock price. The table below represents the target equity grant amounts and the number of LTIP Units/RSUs awarded at target at the time of grant for 2021 and 2017 through 2019 when the same type of grants were issued and retained.

	2021		2019		2018		2017
Name	Target Amount ($)	Total Target LTIP Units/RSUs Awarded	Target Amount ($)	Total Target LTIP Units/RSUs Awarded	Target Amount ($)	Total Target LTIP Units/RSUs Awarded	Target Amount ($)	Total Target LTIP Units/RSUs Awarded
Marcel Verbaas	$3,000,000	153,286	$3,000,000	157,682	$3,000,000	153,178	$2,950,000	161,588
Barry A.N. Bloom	$1,600,000	81,752	$1,600,000	84,098	$1,500,000	76,589	$1,400,000	76,687
Atish Shah	$1,200,000	61,315	$1,100,000	57,818	$1,000,000	51,060	$900,000	49,299
Taylor C. Kessel	$600,000	30,658	$300,000	15,757	$275,000	14,031	$230,000	12,589
Joseph T. Johnson	$500,000	25,549	$500,000	26,282	$475,000	24,253	$450,000	24,649
(3)Amounts represent the annual bonus awards earned in the applicable year under our annual bonus program. See “Elements of Executive Compensation Program - Non-Equity Incentive Program” for additional information regarding the 2021 bonuses.
(4)The following table sets forth the amount of each other item of compensation, including perquisites, paid to, or on behalf of, our named executive officers in 2021 included in the “All Other Compensation” column. Amounts for each perquisite and each other item of compensation are valued based on the aggregate incremental cost to the Company, in each case without taking into account the value of any income tax deduction for which we may be eligible.

Name	Company Contributions to 401(k) Plan(a)	Life/Disability Insurance Premiums(b)	Executive Physicals	Other Payments	Total
Marcel Verbaas	$13,700	$1,512	$4,030	$—	$19,242
Barry A.N. Bloom	$13,700	$1,512	$4,146	$—	$19,358
Atish Shah	$13,700	$1,512	$4,489	$—	$19,701
Taylor C. Kessel	$13,700	$1,428	$3,973	$—	$19,101
Joseph T. Johnson	$13,700	$1,428	$3,973	$—	$19,101
(a)Includes matching contributions under our 401(k) plan. Also includes safe harbor contributions to the 401(k) plan of 3% of each employee’s salary, subject to applicable statutory compensation limitations.
(b)Life/Disability Insurance Premiums includes life insurance and short- and long-term disability premiums.
Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2021 to the named executive officers:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marcel Verbaas		$810,000	$1,350,000	$2,160,000	—	—	—	—	$—
	3/1/2021	$—	$—	$—	—	—	—	38,293	$719,526
	3/1/2021	$—	$—	$—	38,304	114,993	268,049	—	$3,393,500	(4)

Barry A.N. Bloom		$336,000	$560,000	$896,000	—	—	—	—	—
	3/1/2021	$—	$—	$—	—	—	—	20,423	$383,748
	3/1/2021	$—	$—	$—	20,429	61,329	142,960	—	$1,809,874	(4)

Atish Shah		$306,000	$510,000	$816,000	—	—	—	—	$—
	3/1/2021	$—	$—	$—	—	—	—	15,318	$287,825
	3/1/2021	$—	$—	$—	15,321	45,997	107,219	—	$1,357,393	(4)

Taylor C. Kessel		$180,000	$300,000	$480,000	—	—	—	—	—
	3/1/2021	$—	$—	$—	—	—	—	7,659	$143,913
	3/1/2021	$—	$—	$—	7,661	22,999	53,610	—	$678,702	(4)

Joseph T.		$159,750	$266,250	$426,000	—	—	—	—	$—
Johnson	3/1/2021	$—	$—	$—	—	—	—	6,383	$119,936
	3/1/2021	$—	$—	$—	6,384	19,166	44,674	—	$565,573	(4)

(1)Represents cash incentive awards payable in 2022 based on 2021 performance. See “Non-Equity Incentive Plan Compensation” column in the "Summary Compensation Table" for actual 2021 bonuses paid.
(2)For each executive, the actual amount of Class A Units that vest will depend on our performance against specified long-term performance objectives and the executive's continued employment with the Company through the vesting date. These estimated possible payouts for each executive do not include distribution equivalent units that may vest, if at all, following the end of the Performance Period. For more information regarding the performance criteria for these awards, see “Elements of Executive Compensation - Equity Compensation - Class A Units.”
(3)Represents Time-Based LTIP Units granted on March 1, 2021, which vest in three substantially equal annual installments beginning March 2, 2022, and are subject to the executive's continued employment with the Company through the respective vesting dates.
(4)Represents the grant date fair value of the Class A Unit awards as determined in accordance with ASC Topic 718. For Class A Unit awards, the amount shown is calculated based on the probable outcome of the performance conditions to which such awards are subject in accordance with ASC Topic 718. For additional information on the valuation assumptions, please refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Narrative Disclosure to Compensation Tables

The Company has entered into Severance Agreements with each of its named executive officers. These agreements are more fully described below under the “Potential Payments Upon Termination or Change in Control” section.

Outstanding Equity Awards as of December 31, 2021

The following table shows the number of outstanding Class A Unit awards and Time-Based LTIP Unit awards for each of our current named executive officers as of December 31, 2021. As of December 31, 2021, none of our named executive officers held any other outstanding equity incentive plan awards.

Name	Grant Date		Number of Shares or Units of Stock or LTIP Units That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock or LTIP Units That Have Not Vested ($)(8)	Number of Unearned Units of Stock or LTIP Units That Have Not Vested (#)(7)	Market Value of Unearned Units of Stock or LTIP Units That Have Not Vested ($)(8)(9)
Marcel Verbaas	2/19/2019	(1)	222,287	$4,025,618	—	$—
	2/19/2019	(2)	13,393	$242,547	—	$—
	3/2/2020	(3)	32,192	$582,997	—	$—
	6/5/2020	(4)	294,176	$5,327,527	—	$—
	3/1/2021	(5)	—	$—	268,049	$4,854,367
	3/1/2021	(6)	38,293	$693,486	—	$—
Barry A.N. Bloom	2/19/2019	(1)	118,553	$2,146,995	—	$—
	2/19/2019	(2)	7,144	$129,378	—	$—
	3/2/2020	(3)	17,169	$310,931	—	$—
	6/5/2020	(4)	147,088	$2,663,764	—	$—
	3/1/2021	(5)	—	$—	142,960	$2,589,006
	3/1/2021	(6)	20,423	$369,861	—	$—
Atish Shah	2/19/2019	(1)	81,506	$1,476,074	—	$—
	2/19/2019	(2)	4,911	$88,938	—	$—
	3/2/2020	(3)	12,877	$233,202	—	$—
	6/5/2020	(4)	117,671	$2,131,022	—	$—
	3/1/2021	(5)	—	$—	107,219	$1,941,736
	3/1/2021	(6)	15,318	$277,409	—	$—
Taylor C. Kessel	2/19/2019	(1)	13,000	$235,430	—	$—
	2/19/2019	(2)	2,144	$38,828	—	$—
	3/2/2020	(3)	4,293	$77,746	—	$—
	6/5/2020	(4)	44,127	$799,140	—	$—
	3/1/2021	(5)	—	$—	53,610	$970,877
	3/1/2021	(6)	7,659	$138,704	—	$—
Joseph T. Johnson	2/19/2019	(1)	37,048	$670,939	—	$—
	2/19/2019	(2)	2,233	$40,440	—	$—
	3/2/2020	(3)	5,366	$97,178	—	$—
	6/5/2020	(4)	49,030	$887,933	—	$—
	3/1/2021	(5)	—	$—	44,674	$809,046
	3/1/2021	(6)	6,383	$115,596	—	$—
(1)Represents an award of Class A Units, or with respect to Mr. Kessel Performance-Based RSUs. Each Class A Unit or Performance-Based RSU award vests following the completion of the performance period ending on December 31, 2021, subject to the executive's continued employment through the plan administrator's determination of the level of achievement of the absolute and relative TSR performance goals.
(2)Represents an award of Time-Based LTIP Units, or with respect to Mr. Kessel Time-Based RSUs. Each Time-Based LTIP Unit or Time-Based RSU award vests in three substantially equal installments on each of the first three anniversaries of the vesting commencement date (February 4, 2019), subject to the executive’s continued employment.
(3)Represents an award of Time-Based LTIP Units, or with respect to Mr. Kessel Time-Based RSUs. Each Time-Based LTIP Unit or Time-Based RSU award vests in three substantially equal installments on each of the first three anniversaries of the vesting commencement date (March 2, 2020), subject to the executive’s continued employment.
(4)Represents an award of Time-Based LTIP Units, or with respect to Mr. Kessel Time-Based RSUs. Each Time-Based LTIP Unit or Time-Based RSU award vests in full on December 31, 2022, subject to the executive’s continued employment.

(5)Represents an award of Class A Units. Each Class A Unit award vests following the completion of the performance period ending on December 31, 2023, subject to the executive's continued employment through the plan administrator's determination of the level of achievement of the absolute and relative TSR performance goals.
(6)Represents an award of Time-Based LTIP Units. Each Time-Based LTIP Unit award vests in three substantially equal installments on each of the first three anniversaries of the vesting commencement date (March 1, 2021), subject to the executive’s continued employment.
(7)Represents the number of unvested Class A Units, Performance-Based RSUs, LTIP Units or RSUs, as applicable, as of December 31, 2021.
(8)Based on the closing market price of our common stock on December 31, 2021 of $18.11 per share.
(9)With respect to the Class A Units granted in 2021, the absolute and relative TSR performance goals that would have been achieved for the period commencing on the first day of the applicable performance period and ending on December 31, 2021 (rather than the end of the actual performance period), was at maximum and between target and maximum levels of performance for 2021, respectively. Therefore, in accordance with SEC rules, amounts shown for the Class A Units granted in 2021 are based on the maximum level of achievement for both the absolute and relative TSR performance goals.

Option Exercises and Stock Vested for the Year Ended December 31, 2021

Name	Number of Shares Acquired on Vesting of RSUs (#)(1)	Value Realized on Vesting of RSUs ($)	Number of Shares Acquired on Vesting of LTIP Units (#)(2)	Value Realized on Vesting of LTIP Units ($)(3)
Marcel Verbaas	40,274	$728,154	208,968	$3,297,798
Barry A.N. Bloom	20,137	$364,077	105,446	$1,665,457
Atish Shah	16,100	$291,088	71,148	$1,125,651
Taylor C. Kessel	27,029	$456,483	—	$—
Joseph T. Johnson	6,713	$121,371	33,327	$526,287
(1)Represents the number of Time-Based RSUs and Performance-Based RSUs that vested during the year ended December 31, 2021.
(2)Represents the number of Time-Based LTIP Units and Class A Units that vested during the year ended December 31, 2021. The conversion of vested LTIP Units to common stock is contingent upon certain other factors. See “Elements of Executive Compensation Program - Equity Compensation - LTIP Units” for more information.
(3)Value realized on vesting of LTIP Units is a hypothetical calculation based on the closing market price of our common stock on the vesting date of such LTIP Units and assumes for purposes of this table that those LTIP Units were exchanged for our common stock and sold on that date.

Potential Payments Upon Termination or Change in Control

Our named executive officers are entitled to certain payments and benefits upon a qualifying termination of employment (whether or not such termination is in connection with a change in control) or upon a change in control. The following discussion describes the payments and benefits to which our named executive officers would have become entitled upon a qualifying termination or change in control, as applicable, occurring on December 31, 2021.

Severance Agreements

We have entered into a severance agreement with each of our named executive officers (the “Severance Agreements”). Under the named executive officers’ respective Severance Agreements in effect during 2021, if the executive’s employment was terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the applicable Severance Agreement), then in addition to any accrued amounts, the executive would be entitled to the following severance payments and benefits:

•payment in an amount equal to a multiple of the sum of the executive’s annual base salary and target bonus for the year in which the termination occurs, payable in equal installments over a period of 12 months commencing within 60 days following the executive’s termination date, or, in the event that the qualifying termination occurs within the 24 month period following a change in control, payable in a lump sum amount within 60 days following the executive’s termination date; and

•reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for the executive and his dependents for up to 18 months after the termination date.

The cash severance multiple for each executive for both non-change in control and change in control termination scenarios as of December 31, 2021 was as follows:

Name	Non-Change in Control	Change in Control
Marcel Verbaas	2.99x	2.99x
Barry A.N. Bloom	2x	2x
Atish Shah	2x	2x
Taylor C. Kessel	2x	2x
Joseph T. Johnson	2x	2x

Additionally, in the event of a qualifying termination, the Severance Agreements provide that any outstanding unvested equity awards will be treated in accordance with the terms of the applicable award agreement and equity compensation plan; provided that any award agreements evidencing performance-based vesting awards provide that in the event of a change in control, the award will vest based on actual performance through the date of the change in control, without any proration to reflect the shorter performance period resulting from the change in control (subject to the executive’s continued service until the change in control).

The executive’s right to receive the severance payments and benefits described above is subject to the executive’s delivery and non-revocation of a general release of claims in favor of the Company, and the executive’s continued compliance with certain covenants set forth in the Severance Agreement, including confidentiality covenants that apply indefinitely, and certain noncompetition and nonsolicitation covenants that apply during the executive’s employment and for six months (or twelve months for Mr. Verbaas) following the executive’s termination of employment. Following a change in control of the Company, the executive will not be subject to the noncompetition covenant with respect to any period following a termination of his employment. Each Severance Agreement also includes a mutual non-disparagement covenant by the executive and the Company.

To the extent that any payment or benefit received by an executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, such payments and/or benefits would be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

Equity Awards
Class A Unit Awards
In the event of a change in control of the Company prior to the completion of the Performance Period, subject to the executive’s continued service until immediately prior to the change in control, the award (including any distribution equivalent units) will become vested immediately prior to such change in control in the amount equal to the sum of (A) the number of base units which would be performance vested base units (if any) assuming the completion of the Performance Period as of the date of the change in control, plus (B) the distribution equivalent units (calculated with respect only to the number of base units which would vest under (A) above).

If an executive’s service terminates due to his death or disability, or by us other than for “cause” or by the executive for “good reason” (collectively a “qualifying termination”), in any case, prior to the completion of the Performance Period, the award (including any distribution equivalent units) will become vested at the greater of (i) actual performance assuming the completion of the Performance Period as of the date of the qualifying termination, prorated based on the number of days that the executive was employed during the Performance Period, and (ii) target level performance.
Time-Based LTIP Unit Awards
In the event of a change in control of the Company or if the executive experiences a qualifying termination, the Time-Based LTIP Unit awards will vest in full immediately prior to such change in control or upon such qualifying termination, as applicable.
Performance-Based RSUs
In the event of a change in control of the Company prior to the completion of the Performance Period, subject to the executive’s continued service until immediately prior to the change in control, the award will become vested immediately prior to such change in control in the amount equal to the number of RSUs which would be performance vested RSUs (if any) assuming the completion of the Performance Period as of the date of the change in control.

If an executive experiences a qualifying termination, prior to the completion of the Performance Period, the award will become vested at the greater of (i) actual performance assuming the completion of the Performance Period as of the date of the qualifying termination, prorated based on the number of days that the executive was employed during the Performance Period, and (ii) target level performance.

Time-Based RSUs

In the event of a change in control of the Company or if the executive experiences a qualifying termination, the Time-Based RSU awards will vest in full immediately prior to such change in control or upon such qualifying termination, as applicable.
Retirement Policy
Effective as of February 18, 2020, our Compensation Committee adopted the Xenia Hotels & Resorts, Inc. Retirement Policy (the “Retirement Policy”). The Retirement Policy provides that, in the event of a participant’s “qualifying retirement,” all time-based equity awards held by the participant will become vested in full, and all performance-based equity awards held by the participant will remain outstanding and eligible to vest on a prorated basis in accordance with the terms of the Retirement Policy. For purposes of the Retirement Policy, a “qualifying retirement” includes a participant’s voluntary retirement after the participant has attained at least 60 years of age and completed 10 years of service, provided that the participant has provided the Company with at least six months’ advance written notice of the participant’s retirement. None of our named executive officers is currently eligible for a qualifying retirement pursuant to the terms of the Retirement Policy.
Summary of Potential Payments
The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control, assuming such named executive officer’s termination of employment with the Company occurred on December 31, 2021. No payments would be owed to any of the named executive officers and no accelerated vesting of equity awards would occur in the event of a termination “for cause” or resignation without “good reason.” Amounts shown in the table below do not include (1) accrued but unpaid salary or bonuses, (2) deductions for federal, state and/or excise tax obligations, or (3) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that the "best-pay cap" reduction described above would not apply.

Name	Benefit	Upon Death or Disability	Change of Control (No Termination)	Termination Without Cause or For Good Reason (No Change in Control)	Termination Without Cause or For Good Reason (Change in Control)(1)
Marcel Verbaas	Cash Severance(2)	$—	$—	$6,727,500	$6,727,500
	Accelerated Vesting of Equity Awards(3)	$12,954,699	$14,781,760	$12,954,699	$14,781,760
	Reimbursement of COBRA Premiums(4)	$—	$—	$40,979	$40,979
	Total	$12,954,699	$14,781,760	$19,723,178	$21,550,239

Barry A.N. Bloom	Cash Severance(2)	$—	$—	$2,240,000	$2,240,000
	Accelerated Vesting of Equity Awards(3)	$6,731,611	$7,706,048	$6,731,611	$7,706,048
	Reimbursement of COBRA Premiums(4)	$—	$—	$28,468	$28,468
	Total	$6,731,611	$7,706,048	$9,000,079	$9,974,516

Atish Shah	Cash Severance(2)	$—	$—	$2,040,000	$2,040,000
	Accelerated Vesting of Equity Awards(3)	$5,039,650	$5,770,472	$5,039,650	$5,770,472
	Reimbursement of COBRA Premiums(4)	$—	$—	$14,240	$14,240
	Total	$5,039,650	$5,770,472	$7,093,890	$7,824,712

Taylor C. Kessel	Cash Severance(2)	$—	$—	$1,400,000	$1,400,000
	Accelerated Vesting of Equity Awards(3)	$1,706,355	$2,071,771	$1,706,355	$2,071,771
	Reimbursement of COBRA Premiums(4)	$—	$—	$41,214	$41,214
	Total	$1,706,355	$2,071,771	$3,147,569	$3,512,985

Joseph T. Johnson	Cash Severance(2)	$—	$—	$1,242,500	$1,242,500
	Accelerated Vesting of Equity Awards(3)	$2,159,167	$2,463,674	$2,159,167	$2,463,674
	Reimbursement of COBRA Premiums(4)	$—	$—	$41,214	$41,214
	Total	$2,159,167	$2,463,674	$3,442,881	$3,747,388
(1)Includes amounts which would be payable upon the occurrence of a change in control or a qualifying termination of employment following a change in control.

(2)Represents a multiple of the sum of the named executive officer’s annual base salary and target bonus for the year in which the qualifying termination occurs. The multiple varies by executive. For additional details, see “Severance Agreements” above.
(3)Represents the aggregate value of the named executive officer’s unvested equity awards which would vest in connection with a termination due to death or "disability", upon a change in control, or in connection with executive’s qualifying termination of employment, as applicable, calculated by multiplying the applicable number of equity award units subject to each equity award by $18.11, the Company’s common stock closing price as of December 31, 2021.
(4)Represents reimbursement of COBRA premiums. The amounts associated with COBRA premiums were calculated using 2021 enrollment rates, multiplied by the maximum 18 month period during which the executive may be entitled to reimbursement of COBRA premiums.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Marcel Verbaas, our Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year:

•the median of the annual total compensation of all of our employees (other than our CEO) was $269,348; and

•the annual total compensation of our CEO, as reported in the "Summary Compensation Table" included in this proxy statement, was $6,953,315.

Based on this information, for 2021, the annual total compensation of our CEO was approximately 26 times the median of the annual total compensation of all of our employees (other than the CEO).

Determining the Median Employee

Employee Population

We chose December 31, 2021, as the date for establishing our employee population used to identify the median employee. As of such date, our employee population consisted of 34 individuals.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we used total cash compensation earned in 2021. In identifying the median employee, we annualized the compensation of all permanent employees who were hired in 2021.

Compensation Measure and Annual Total Compensation of Median Employee and CEO

With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes salary, cash bonus, equity awards, and other perquisites required to be disclosed under SEC rules. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the "Summary Compensation Table" included in this proxy statement.

COMPENSATION RISK ASSESSMENT

The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2021, the Company’s management team completed an extensive review of the design and operation of our compensation program and its findings were presented to the Compensation Committee and the Board of Directors. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Xenia Hotels & Resorts, Inc. (the “Company”) has reviewed and discussed with management the Compensation Discussion and Analysis contained in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders (the “proxy statement”) and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee of the Board of Directors
Thomas M. Gartland
John H. Alschuler
Keith E. Bass

PROPOSAL 2 - NON-BINDING, ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

In accordance with the requirements of Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to consider and vote upon the following resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this proxy statement:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narrative discussion of this proxy statement.”

This vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. Unless the Board modifies its determination of the frequency of future advisory votes on executive compensation, we expect that the next such advisory vote will be held at the 2023 annual meeting of stockholders.

The Compensation Committee has developed and maintained a compensation program that is intended to reward performance and encourage actions that drive long-term success in our business objectives. As described in more detail under “Article IV: Executive Compensation — Overview of Executive Compensation Program” the Company’s primary objective is to deliver attractive long-term total returns to stockholders through appreciation in the value of our stock and by providing income to stockholders through the establishment of and increases in distributable cash flow. The Company’s compensation philosophy and structure for our senior executives is designed to achieve these objectives.

In determining actual 2021 compensation for our named executive officers, and as described in the Compensation Discussion and Analysis, the Compensation Committee reviewed progress made against planned objectives established at the beginning of 2021 and the addition of financial metric-based goals and individual performance objectives for the second half of 2021, as discussed on page 37, the executive summary on page 28, and progress made against short-term planned objectives as a result of the continued material impact of the pandemic on the Company. At the 2017 annual meeting of stockholders, the Company’s stockholders voted in favor of holding annual say-on-pay votes, and following the 2017 stockholder vote, our Board of Directors accepted the stockholders’ advisory vote and resolved to continue to hold annual advisory say-on-pay votes.
We believe that the Compensation Committee has developed a compensation program for our named executive officers that motivates outstanding performance, retains our team throughout the remainder of the pandemic, positions our Company well for after the impact of the pandemic has subsided and rewards behavior that aligns management’s interest with those of stockholders.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

ARTICLE V: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our Audit Committee's appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our charter, bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the stockholder vote regarding KPMG’s appointment into consideration in future deliberations. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
Pursuant to the Audit Committee charter, the Audit Committee, or the chair of the Audit Committee, shall pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules or NYSE listing rules.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF XENIA HOTELS & RESORTS, INC. FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

KPMG LLP served as our independent accountants for the fiscal years ended December 31, 2021 and 2020, respectively.
During fiscal years 2021 and 2020, all of the services provided by KPMG LLP for the services described below related to Audit, Audit-Related Fees, Tax Fees, and All Other Fees and were pre-approved in accordance with the policies and procedures described above.

	FY 2021	FY 2020
Audit Fees(1)	$1,070,000	$1,156,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,780	1,780
Total	$1,071,780	$1,158,280
The following are footnotes to the above table, in accordance with SEC definitions:
(1)Audit fees include services rendered for the review of registration statements and consents that are normally provided by accountants in connection with statutory and regulatory filings or engagements, including the issuance of comfort letters related to equity issuances.

ARTICLE VI: REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors of Xenia Hotels & Resorts, Inc. (the “Company”) assists the Board of Directors in its oversight of the integrity of the Company’s financial statements. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles and the effectiveness of the Company's internal controls over financial reporting.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described in the section of the Company’s proxy statement for the 2022 Annual Meeting of Stockholders titled “Audit Committee,” the Audit Committee has performed the following:
•    Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, reviewed and discussed with management and KPMG LLP (“KPMG”) the Company’s audited consolidated financial statements.
•    Discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and any other matters required to be communicated to the committee by KPMG under auditing standards established from time to time by the PCAOB or SEC rules and regulations.
•    Evaluated KPMG’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures, presentations and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussions with KPMG regarding its independence.
Based on the reviews and discussions with management and KPMG cited above, including the review of KPMG’s disclosures, presentations and letter to the Audit Committee and review of the representations of management and the reports of KPMG, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
Submitted by the members of the Audit Committee of the Board of Directors.

Audit Committee of the Board of Directors
Beverly K. Goulet, Chair
Jeffrey H. Donahue
Terrence Moorehead
Dennis D. Oklak
*This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Xenia filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE VII: STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock by (i) each person who we believe is a beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, nominees and named executive officers as of March 31, 2022 and (iii) all directors, nominees and executive officers as a group.
As of March 31, 2022, we had an aggregate of 114,353,273 shares of common stock outstanding.
Unless otherwise indicated, the address of each named person is c/o Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 2700, Orlando, Florida, 32801. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Beneficial Owner	Number of Shares(1)		% of Shares Outstanding(2)
5% or greater stockholders
BlackRock, Inc.(3)	22,179,960		19.4%
The Vanguard Group, Inc.(4)	19,128,987		16.7%
Wellington Management Group LLP (5)	8,480,906		7.4%
State Street Corporation (6)	6,474,957		5.6%
Directors, Director Nominees and Named Executive Officers
Marcel Verbaas	1,135,689	(7)	*
Barry A.N. Bloom	648,594	(8)	*
Atish Shah	426,573	(9)	*
Joseph T. Johnson	132,630	(10)	*
Taylor C. Kessel	65,099	(11)	*
Jeffrey H. Donahue	69,871	(12)	*
Keith E. Bass	48,289	(13)	*
Thomas M. Gartland	48,289	(14)	*
Mary E. McCormick	45,889	(15)	*
John H. Alschuler	41,289	(16)	*
Beverly K. Goulet	41,289	(17)	*
Dennis D. Oklak	41,289	(18)	*
Terrence Moorehead	5,138		*
Arlene Isaacs-Lowe	451		*
All Current Executive Officers and Directors as a Group (14 persons)	2,750,379	(19)	2.4%

* Indicates less than 1%
(1)For directors and executive officers, numbers include shares of common stock for which vested and unvested Time-Based LTIP Units and LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units). Once LTIP Units have achieved full parity with Common Units, vested LTIP Units may be converted by the holder into an equal number of Common Units, which are redeemable by the holder for an equivalent number of shares of common stock or the cash value of such shares, at the Company’s option.
(2)Based on 114,353,273 shares of our common stock outstanding as of March 31, 2022. For each director and named executive officer, the percentage of shares of our common stock beneficially owned by such person includes shares of common stock for which vested and unvested Time-Based LTIP Units, vested Class A Units, and LTIP Units that were fully vested on the grant date may be redeemed by such person but no other person (assuming certain conditions are met and the LTIP Units are first converted into Common Units). For all directors and named executive officers as a group, the percentage of shares of our common stock beneficially owned by such persons includes all shares of common stock for which vested and unvested Time-Based LTIP Units, vested Class A Units, and LTIP Units that were fully vested on the grant date may be redeemed by such persons (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(3)Based solely on information contained in a Schedule 13G filed on January 27, 2022 (the “BlackRock 13G”), BlackRock, Inc. beneficially owns 22,179,960 shares of common stock, with sole power to vote 21,423,074 of such shares and sole power to dispose of 22,179,960 of such shares, through itself and being the parent holding company or control person over each of the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC,

BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited and BlackRock Fund Managers Ltd., other than BlackRock Fun Advisors, each individually owning less than 5% of the total outstanding shares of common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(4)Based solely on information contained in a Schedule 13G filed on February 10, 2022 (the “Vanguard 13G”), The Vanguard Group beneficially owns 19,128,987 shares of common stock, with sole power to vote on none of such shares, shared power to vote 207,557 of such shares, sole power to dispose of 18,817,115 of such shares, and shared power to dispose of 311,872 of such shares, through itself and being the parent holding company or control person over each of the following subsidiaries: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited, each individually owning less than 5% of the total outstanding shares of common stock. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Boulevard., Malvern, Pennsylvania 19355.
(5)Based solely on information contained in a Schedule 13G filed on February 4, 2022 (the "Wellington 13G"), Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP beneficially own 8,480,906 shares of common stock, with sole power to vote on none of such shares, shared power to vote 6,946,937 of such shares, and shared power to dispose of 8,480,906 of such shares. The principal business address is 280 Congress Street, Boston, Massachusetts 02210.
(6)Based solely on information contained in a Schedule 13G filed on February 14, 2022 (the "State Street 13G"), State Street Corporation beneficially owns 6,474,957 shares of common stock, with sole power to vote on none of such shares, shared power to vote 5,489,285 of such shares, sole power to dispose of none of such shares, and shared power to dispose of 6,474,957 of such shares, through itself and being the parent holding company or control person over each of the following subsidiaries: SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company, each individually owning less than 5% of the total outstanding shares of common stock. The principal business address is One Lincoln Street, Boston, Massachusetts 02211.
(7)Includes 865,893 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(8)Includes 355,853 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(9)Includes 249,990 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(10)Includes 107,552 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(11)Includes 17,194 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(12)Includes 37,639 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(13)Includes 37,639 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(14)Includes 37,639 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(15)Includes 37,639 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(16)Includes 37,639 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(17)Includes 37,639 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(18)Includes 37,639 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(19)Includes 1,859,955 shares of common stock for which vested and unvested Time-Based LTIP Units, vested Class A Units, and LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).

ARTICLE VIII: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STATEMENT OF POLICY REGARDING TRANSACTIONS WITH RELATED PERSONS
Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that management present to the Audit Committee any proposed “related person transaction” (defined as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K)) had, has or will have a direct or indirect interest), including all relevant facts and circumstances relating thereto. The Audit Committee will review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third-party, whether the related party transaction is inconsistent with the interests of the Company and its stockholders, the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Any related person transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with Section 2-419 of the MGCL (if applicable), or any successor provision thereto, the Company’s charter and bylaws and the guidelines set forth in the related person policy.
ARTICLE IX: ATTENDING THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you must be a registered holder or beneficial owner of shares of Xenia common stock as of the close of business on the record date of March 31, 2022, and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can print your own tickets and you must bring them to the meeting to gain access. Tickets can be printed by accessing the "Register for Meeting" registration link at www.proxyvote.com and following the instructions provided (you will need the 16 digit number included on your proxy card, voter instruction form or Notice). Representatives of corporate or institutional stockholders will need to pre-register and bring valid, government-issued photo identification to the meeting together with their admission ticket. If you are unable to print your tickets, please contact us at 407-246-8100 for assistance. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 11:59 p.m. Eastern Time on Friday, May 13, 2022. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver's license or passport with their admission ticket and you may be denied admission if you do not. Seating will begin at 7:50 a.m. and the meeting will begin promptly at 8:00 a.m.

Due to the public health impact of COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.
ARTICLE X: MISCELLANEOUS

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2021, are available free of charge at www.proxyvote.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Xenia Hotels & Resorts, Inc., Attention: Senior Analyst – Finance, 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the internet at the SEC’s website at www.sec.gov or on our website at www.xeniareit.com.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate Annual Report or proxy statement at your address, you should also contact your broker directly. If you wish to receive a separate set of proxy materials for the 2022 Annual Meeting, we will deliver them promptly upon request sent to Xenia Hotels & Resorts, Inc., Attention: Corporate Secretary, 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801.

FORWARD-LOOKING STATEMENTS

This proxy statement, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "guidance," "predict," "potential," "continue," "likely," "will," "would," "illustrative," references to "outlook" and "guidance" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this proxy statement include, among others, statements about our plans, strategies, the anticipated timing of the closing of an acquisition or other future events, the outlook related to the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the impact of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; (ii) actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any resurgence of COVID-19 including variants of the virus, including limiting or banning travel; (iii) the impact of the COVID-19 pandemic and actions taken in response to the pandemic or any resurgence on global, national, or regional economies, travel and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; (iv) the ability of hotel managers to successfully navigate the impacts of the COVID-19 pandemic; (v) the pace of recovery following the COVID-19 pandemic or any resurgence; (vi) factors such as public health (including a significant increase in new and variant strains of COVID-19 cases), availability and effectiveness of COVID-19 vaccines and therapeutics, the level of acceptance of the vaccine by the general population and the economic and geopolitical environments may impact the timing, extent and pace of such recovery; (vii) the war in the Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of the Ukraine; (viii) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly; (ix) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, actual or threatened terrorist attacks, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and cancellation of or delays in the completion of anticipated demand generators; (x) the availability and terms of financing and capital and the general volatility of securities markets; (xi) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (xii) interest rate increases; (xiii) ability to successfully negotiate amendments and covenant waivers on our unsecured and secured indebtedness; (xiv) ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xv) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xvi) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xvii) risks associated with redevelopment and repositioning projects, including delays and cost overruns; (xviii) levels of spending in business and leisure segments as well as consumer confidence; (xix) declines in occupancy and average daily rate: (xx) the seasonal and cyclical nature of the real estate and hospitality businesses; (xxi) changes in distribution arrangements, such as through Internet travel intermediaries; (xxii) relationships with labor unions and changes in labor laws, including increases to minimum wages; (xxiii) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxiv) monthly cash expenditures and the uncertainty around predictions; (xxv) vaccination hesitancy and/or effectiveness; (xxvi) inflationary caution; (xxvii) labor shortages; (xxviii) disruptions in supply chains resulting in delays or inability to procure required products; and (xxix) the risk factors discussed in the Company's Annual Report on Form 10-K, as updated in its Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this proxy statement. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote the shares represented by all valid proxies in accordance with their discretion on such matters.

By Order of the Board of Directors

Marcel Verbaas
Chairman and Chief Executive Officer
Orlando, Florida
April 5, 2022

XENIA HOTELS & RESORTS

XENIA HOTELS & RESORTS, INC.
200 SOUTH ORANGE AVE
SUITE 2700
ORLANDO, FL 32801

SCAN TO VIEW MATERIALS & VOTE

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XENIA HOTELS & RESORTS, INC.

The Board of Directors recommends you vote FOR all of the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Marcel Verbaas	☐	☐	☐
1b. John H. Alschuler	☐	☐	☐
1c. Keith E. Bass	☐	☐	☐
1d. Thomas M. Gartland	☐	☐	☐
1e. Beverly K. Goulet	☐	☐	☐
1f. Arlene Isaacs-Lowe	☐	☐	☐
1g. Mary E. McCormick	☐	☐	☐
1h. Terrence Moorehead	☐	☐	☐
1i. Dennis D. Oklak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign and date personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date